UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VEREIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VEREIT, INC.

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, September 29, 2015

August 19, 2015

To the Stockholders of VEREIT, Inc.:

I am pleased to invite you to the 2015 Annual Meeting of Stockholders (“Annual Meeting”) of VEREIT, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Tuesday, September 29, 2015 at Le Parker Meridien, located at 119 West 56th Street, New York, NY 10019, commencing at 9:00 A.M. (local time). At the Annual Meeting, you will be asked to: (i) elect seven members to the Board of Directors; (ii) ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015; (iii) adopt a non-binding advisory resolution approving the compensation of our named executive officers; and (iv) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on August 6, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

We make proxy materials available to our stockholders on the Internet. You can access proxy materials at http://www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Internet Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included therein.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

Lauren Goldberg,

Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on September 29, 2015.

This proxy statement and our 2014 Annual Report to Stockholders are available at http://www.proxyvote.com

Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the materials you received in the mail. If you received a Notice Regarding the Internet Availability of Proxy Materials, you may also request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the annual meeting, you may vote in person if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

VEREIT, INC.

i

VEREIT, INC.

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

PROXY STATEMENT

The proxy, together with this proxy statement (this “Proxy Statement”) and our 2014 Annual Report is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of VEREIT, Inc., a Maryland corporation (the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016. This Proxy Statement and a form of proxy have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders commenced on or about August 19, 2015.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held Tuesday, September 29, 2015 at Le Parker Meridien, located at 119 West 56th Street, New York, NY 10019, commencing at 9:00 A.M. (local time).

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect seven directors for a one-year term to serve until the next annual meeting of stockholders in 2016 and until their successors are duly elected and qualified;

2.	ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2015;

3.	adopt a non-binding advisory resolution approving the compensation of our named executive officers described herein; and

4.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our annual report on Form 10-K, as amended, and financial statements for the year ended December 31, 2014, available to our stockholders electronically via the Internet. On or about August 19, 2015, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our annual report online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2014 annual report is not part of the proxy solicitation material.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on August 6, 2015. As of the record date, 905,011,214 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record. If you attend the Annual Meeting, and you submit your vote in person, any previous votes that you submitted by mail or authorized via Internet or telephone will be superseded by the vote that you cast at the Annual Meeting. Further instructions for in-person voting can be obtained by calling us at (877) 405-2653.

Stockholders may submit their votes by proxy via mail (if they have received a hard copy set of documents) by completing, signing, dating and returning their proxy in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at http://www.proxyvote.com; or

•	via telephone call to Broadridge: for those who hold shares in their own name, by calling (800) 690-6903; and for shares held in “street name,” by calling (800) 454-8683.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see the proxy card.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is properly completed and returned without any directions given, the shares will be voted “FOR” the (i) election of the nominees for director named in the proxy, (ii) ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm for 2015 and (iii) the adoption of a non-binding advisory resolution approving the compensation of our named executive officers described herein.

We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in this Proxy Statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either via telephone, the Internet or mail to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What vote is required to approve each item?

A director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board of Directors, subject to acceptance. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board of Directors is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board of Directors’ reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Corporate Governance Matters — Recent Governance Improvements — Director Resignation Policy.” There is no cumulative voting in the election of our directors.

A majority of votes cast at the meeting is required to ratify the Audit Committee’s appointment of Deloitte as the Company’s independent auditor for 2015. The vote to adopt a non-binding advisory resolution approving the compensation of our named executive officers as described herein requires the affirmative vote of a majority of the votes cast with respect to such proposal.

Abstentions and broker non-votes, if any, will have no effect on the outcome of these matters. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s Articles of Amendment and Restatement (the “Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the mailing of proxy materials and tabulation and recording of votes. In addition, our directors and officers may solicit, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the caller is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the caller is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information available to the caller, then the caller has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the caller is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. The stockholder’s instructions will be recorded on the stockholder’s proxy card. Within 72 hours, the stockholder will be sent a letter or other written communication to confirm his or her vote and ask the stockholder to call us immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (877) 405-2653. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single Notice and/or set of any annual report and proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

If you are receiving multiple copies of our Notice, annual report and/or the Proxy Statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or the Proxy Statement, you may submit your request by calling us at (877) 405-2653 or by mailing a request to us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Who should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call us at (877) 405-2653.

Can I access the Notice of Annual Meeting, Proxy Statement and 2014 Annual Report on the Internet?

These materials are available on our website and can be accessed at www.proxyvote.com.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning at 5:00 p.m., Eastern Time, on the date that is 150 days prior to the anniversary of the mailing of this Proxy Statement (or March 22, 2016) and ending at 5:00 p.m., Eastern Time, on the date that is 120 days prior to the anniversary of the mailing of this Proxy Statement (or April 21, 2016). However, because we expect to advance the date of our 2016 annual meeting by more than 30 days from the anniversary of the Annual Meeting, notice by the stockholder must then be delivered to us in accordance with the Company’s bylaws (the “Bylaws”), which require delivery not earlier than 150 days prior to the date of the 2016 annual stockholders’ meeting and not later than 120 days prior to the date of such meeting or, in the alternative, by the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, we expect that the time period specified above, which is calculated from the anniversary of the date of this Proxy Statement, will change. We will communicate the revised timeframe for the proper submission of proposals once we establish the date for our 2016 annual meeting of stockholders.

For proposals submitted for inclusion in the Proxy Statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, proposals would be due by 5:00 P.M., Eastern Time, on April 21, 2016. However, like non-14a-8 proposals submitted for presentation at our 2016 annual meeting discussed above, this 14a-8 deadline is expected to be revised. The revised 14a-8 proposal deadline will also be communicated publicly once we establish the date for our 2016 annual meeting of stockholders. Any proposal received outside of the permitted timeframe will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, the Bylaws. Proposals should be sent via registered, certified or express mail to: 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Lauren Goldberg, Executive Vice President, General Counsel and Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2016 Annual Meeting.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE (I) ELECTION OF THE DIRECTOR NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2016 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, (II) RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 AND (III) ADOPTION OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE NAMED EXECUTIVE OFFICERS’ COMPENSATION DESCRIBED HEREIN.

CORPORATE GOVERNANCE MATTERS

RECENT GOVERNANCE IMPROVEMENTS

Below, we have provided a summary of various governance improvements recently adopted by our Board of Directors after careful consultation with management and outside advisors. We have made the changes described below in order to further align the Company’s corporate governance structure with the interests of the Company’s stockholders. For a comprehensive discussion of our governance improvements affecting our executive compensation decision-making process, please see “Compensation Discussion and Analysis” in this Proxy Statement.

Opt-Out from MUTA Provisions

Our Board of Directors, as permitted under Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), adopted an amendment (the “Articles Supplementary”) to the Charter pursuant to which we have opted out of the provisions of Section 3-803 of the MGCL (Subtitle 8, Title 3 of the MGCL is commonly referred to as the Maryland Unsolicited Takeover Act or “MUTA”), which would otherwise allow our Board of Directors to unilaterally divide itself into staggered classes. The Articles Supplementary became effective upon filing with the State Department of Assessments and Taxation of Maryland on August 5, 2015. The opt-out is irrevocable unless approved by an affirmative vote of at least a majority of the votes cast on the matter by stockholders which are entitled to vote generally in the election of directors.

Adoption of a Majority Voting Standard and Additional Opt-outs from Permitted Takeover Defenses

Our Board of Directors, as permitted under the MGCL and pursuant to the Bylaws, adopted amendments to the Bylaws (the “Bylaws Amendment”) effective August 5, 2015, which address the following:

(i)	the adoption of a majority voting standard for directors in uncontested elections — the plurality voting standard, which was previously applicable to all elections of directors, will remain applicable in contested elections (where a stockholder nomination of a director has been properly made and not revoked); and

(ii)	the effectuation of permanent opt-outs from the provisions of each of the Control Share Acquisition Act (contained in Title 3, Subtitle 7 of the MGCL) and Business Combinations Act (contained in Title 3, Subtitle 7 of the MGCL), both of which opt-outs may not be revoked without the affirmative vote of a majority of the votes cast on the applicable matter by the Company’s stockholders.

Adoption of a Proxy Access Bylaw

The Bylaws Amendment also provided that, effective as of January 1, 2016, proxy access provisions will be adopted requiring us to include in our annual proxy statement nominees for election of up to 25% of our Board of Directors that have been nominated by stockholders. To be eligible to nominate directors for election, a stockholder or limited group of stockholders must have owned 3% or more of our Common Stock for at least three years as of the applicable nomination deadline.

Director Resignation Policy

In connection with our adoption of a majority voting standard for uncontested elections as described above, our Board of Directors concurrently adopted a director resignation policy, effective August 5, 2015, which is contained in our Corporate Governance Guidelines, whereby an incumbent director who does not receive the requisite majority of votes in an uncontested election must tender his or her resignation to our Board of Directors for consideration. Such resignation may specify that it will only be effective upon its acceptance by our Board of Directors within 90 days following certification of the stockholder vote. Our Board of Directors expects that a director whose resignation is under consideration shall abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Stockholder Rights Plan Policy

Our Board of Directors adopted a stockholder rights plan policy, effective August 5, 2015, which is contained in our Corporate Governance Guidelines, whereby our Board of Directors has agreed that it will not adopt a stockholder rights plan (a “poison pill”) unless stockholders approve such rights plan in advance or, alternatively, if our Board of Directors does adopt a rights plan, we will submit the rights plan to stockholders for ratification within 12 months of adoption and, if such ratification is not secured within 12 months from adoption, the rights plan will automatically terminate.

ADDITIONAL GOVERNANCE MATTERS

Director Independence

The Board of Directors has considered the independence of each director nominee in accordance with the elements of independence set forth in the listing standards of the New York Stock Exchange (“NYSE”). The Board of Directors has affirmatively determined that Hugh R. Frater, Bruce D. Frank, David B. Henry, Mark S. Ordan, Eugene A. Pinover and Julie G. Richardson have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NYSE director independence standards and the Company’s Audit Committee independence standards, as currently in effect. There are no familial relationships between any of our current independent directors or independent director nominees and our executive officers. Additionally, for the duration of their applicable tenures during the fiscal year ended December 31, 2014 and to the date of this Proxy Statement, the Board of Directors determined that each of Thomas A. Andruskevich, William G. Stanley (but for the period of time when he served as Interim Chief Executive Officer), Scott P. Sealy, Sr., Scott J. Bowman, Edward G. Rendell and Leslie D. Michelson were deemed independent under applicable rules and regulations.

Communications with the Board of Directors

An interested party may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of VEREIT, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Lauren Goldberg, Executive Vice President, General Counsel and Secretary. Ms. Goldberg will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics for all of the officers, employees, consultants and directors of the Company and its subsidiaries. The Code of Business Conduct and Ethics is available in the “Governance Documents” section of the Company’s website at www.vereit.com. The Company intends to satisfy the disclosure requirement regarding any amendment to or waiver of a provision of the Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, by posting such information on the Company’s website.

Corporate Governance Guidelines

The Company has adopted written Corporate Governance Guidelines to help promote the effective functioning of its Board and its committees and to set forth a common set of expectations as to how the Board of Directors and its committees, as applicable, should perform their functions. The Corporate Governance

Guidelines are available in the “Governance Documents” section of the Company’s website at www.vereit.com. Our Corporate Governance Guidelines contain each of our Director Resignation Policy and Stockholder Rights Plan Policy.

Leadership Structure of the Board of Directors

Our Board of Directors has separated the roles of the Chairman and Chief Executive Officer, with Mr. Frater serving as our Non-Executive Chairman and Mr. Rufrano serving as our Chief Executive Officer. The Board believes that the current separation of the Chairman and Chief Executive Officer roles allows Mr. Rufrano to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of Mr. Frater.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company, primarily through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees.

In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that we face, including, among others, market conditions, existing and potential legal claims against us, tenant concentrations and creditworthiness, leasing activity and expirations, compliance with debt covenants, management of debt maturities and access to the debt and equity capital markets, (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, significant acquisitions and dispositions of properties, certain new borrowings and the appointment and retention of our senior executives, (3) the direct oversight of specific areas of our business by the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee and (4) regular periodic reports from our auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a real estate investment trust (“REIT”) for tax purposes and our internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters affecting the Company to its attention, and it has tasked the Audit Committee with monitoring the Company’s overall risk profile.

Pursuant to its charter, the Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor and control such exposures. The Audit Committee shall also discuss with management our risk assessment and risk management policies. Further, at least annually, the Audit Committee reviews and approves the Company’s current and proposed hedging policies and strategies related to its use of swaps to hedge or mitigate commercial risks. In addition, we have adopted policies and procedures with respect to accounting, internal accounting control or auditing complaints, which enables anonymous and confidential submission of complaints that the Audit Committee shall discuss with management.

Given its role in the risk oversight of the Company, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow the Board of Directors to effectively oversee the management of such risks, the Board of Directors believes that its current leadership structure enables it to effectively manage such risks.

Role of Executive Officers in the Compensation Process

Our Chief Executive Officer provides input and recommendations to the Compensation Committee for the compensation paid to each of the Company’s officers, other than himself, and employees. Our Compensation Committee considers these recommendations when determining salary, awarding annual incentive compensation, if any, and setting incentive opportunities for the coming year and under the Equity Plan (defined below). In addition, our Chief Accounting Officer analyzes the financial implications of various executive compensation plan designs.

Executive Sessions

Our Corporate Governance Guidelines provide that, the independent directors shall meet periodically, and at least once per year, in executive sessions, with no members of management present. These executive sessions assure free and open discussion among the independent directors. For so long as our Chairman is independent, he/she will serve as the presiding director at each executive session. Accordingly, Mr. Frater, our Non-Executive Chairman, currently serves as the presiding director at each executive session.

Independent Compensation Consultant

The Compensation Committee has hired Semler Brossy Consulting Group, an advisor that it has determined to be independent, as required by the Compensation Committee charter and NYSE rules, to provide advice with respect to various compensation matters, as more fully described in “Compensation Discussion and Analysis.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is responsible for monitoring and supervising the performance of our day-to-day operations by our executive management team. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Charter provides that the number of directors shall not be less than the minimum number required by the Maryland General Corporation Law nor more than fifteen; provided, however, that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board. The number of directors on the Board is currently fixed at seven.

Two members of our current Board of Directors, Thomas A. Andruskevich and William G. Stanley, have declined to stand for re-election. The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Glenn J. Rufrano; Hugh R. Frater; Bruce D. Frank; David B. Henry; Mark S. Ordan; Eugene A. Pinover; and Julie G. Richardson.

The Bylaws provide for majority voting in uncontested director elections. Pursuant to the Bylaws, in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board of Directors, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.

Our Board of Directors will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board of Directors’ decision regarding whether to accept the resignation.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Our Board has not yet determined the committees of our Board to which Messrs. Henry and Pinover will be named if elected at our Annual Meeting. However, our Board intends to evaluate the composition of its Board committees effective as of the date of our Annual Meeting so that the membership of each Board committee will satisfy the requirements of each committee’s charter and applicable NYSE Rules.

NOMINEES

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Positions
Glenn J. Rufrano	65	Chief Executive Officer and Director
Hugh R. Frater	60	Non-Executive Chairman of the Board of Directors (Independent Director)
Bruce D. Frank	61	Independent Director
David B. Henry	66	Independent Director
Mark S. Ordan	56	Independent Director
Eugene A. Pinover	67	Independent Director
Julie G. Richardson	52	Independent Director

BUSINESS EXPERIENCE OF NOMINEES

Glenn J. Rufrano became the Company’s Chief Executive Officer and a director in April 2015. Mr. Rufrano has served and continues to serve as a director of Ventas, Inc., a publicly traded senior housing and healthcare REIT, since June 2010 and of O’Connor Capital Partners, a privately-owned, independent real estate investment, development and management firm, since October 2013. He served as Chairman and Chief Executive Officer of O’Connor Capital Partners from November 2013 through March 2015. He also served as a director for Columbia Property Trust, Inc., a publicly traded commercial real estate REIT, from January 2015 until March 2015. Previously, Mr. Rufrano was President and Chief Executive Officer of Cushman & Wakefield, Inc., a privately-held commercial property and real estate services company, and a member of its Board of Directors from March 2010 to June 2013. From January 2008 through February 2010, he served as Chief Executive Officer of Centro Properties Group, an Australian-based shopping center company, and from April 2007 through January 2008, Mr. Rufrano served as Chief Executive Officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, he served as Chief Executive Officer and a director of New Plan Excel Realty Trust, a commercial retail REIT. He was also a co-founder of O’Connor Capital Partners. He presently serves on the Board of New York University’s Real Estate Institute. We believe Mr. Rufrano’s extensive experience in the real estate industry, his tenure on various REIT boards and his wide-ranging leadership experience make him well qualified to serve on our Board of Directors.

Hugh R. Frater has served as the Company’s Non-Executive Chairman and as an independent director since April 2015. Mr. Frater serves on the Board’s Audit Committee and the Nominating and Corporate Governance Committee. Since April 2014, he has served as Chairman of Berkadia, an industry-leading commercial real estate company that is owned 50% by Berkshire Hathaway and 50% by Leucadia National Corporation, providing comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. Mr. Frater formerly served as Berkadia’s Chief Executive Officer from August 2010 until April 2014. From November 2007 until June 2010, Mr. Frater was the Chief Operating Officer at Good Energies, Inc. and from February 2004 until May 2007, Mr. Frater was Executive Vice President at PNC Financial Services, where he led the real estate division. He was also a Founding Partner and Managing Director, from August 1988 until February 2004, of BlackRock, Inc., the largest global investment manager, where he also led the real estate practice. Mr. Frater is active in industry affairs, serving on the Board of Directors of the Mortgage Bankers Association (“MBA”) since January 2014, as Vice Chair of the MBA GSE Multifamily Task Force and Chair of the MBA Affordable Rental Task Force, as well as a member of the MBA Audit Committee. He has also served on the Real Estate Advisory Board at the Columbia University Graduate School of Business since 2004. He has an MBA degree from the Columbia Business School where he also serves as a member of the Board of Overseers and has a Bachelor’s Degree from Dartmouth College. We believe that Mr. Frater’s long-standing real estate and policy and government relations experience, in addition to his finance and business operations background, make him well qualified to serve on our Board of Directors.

Bruce D. Frank has served as an independent director of the Company and member of the Board’s Audit Committee since July 2014 and became the Chairman of the Audit Committee in December 2014. He has also served on both the Board’s Compensation Committee and the Nominating and Corporate Governance Committee since November 2014. He has more than 35 years of experience providing assurance services to prominent public and private owners, investors and developers, both domestically and globally, on a wide range of real estate holding types. Mr. Frank served at Ernst & Young LLP from 1997 to 2014 and most recently worked as a Senior Partner within the assurance line of Ernst & Young’s real estate practice. Prior to Ernst & Young, Mr. Frank was at KPMG LLP for 17 years. Mr. Frank also serves on the Board of ACRE Realty Investors, Inc., a public commercial real estate REIT. His extensive experience has included working on initial public offerings and assisting acquirers in consummating acquisition transactions. He serves on the Real Estate Advisory Board of the New York University Schack Institute of Real Estate and is an active member of the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Frank received a Bachelor of Science degree in Accounting from Bentley College, is a member of the American Institute of Certified Public Accountants and is a Certified Public Accountant in the State of New York. We believe that Mr. Frank’s investment management and real estate finance experience and strong accounting background make him well qualified to serve on our Board of Directors.

David B. Henry was nominated for our Annual Meeting director slate in August 2015. Mr. Henry has served as Chief Executive Officer and Vice Chairman of Kimco Realty Corporation (“Kimco”), a publicly traded REIT, since December 2009 and in other capacities at Kimco since April 2001. In February 2015, Kimco announced that Mr. Henry will retire from his positions as its Chief Executive Officer and Vice Chairman, effective in January 2016. Before joining Kimco in April 2001, Mr. Henry served in various capacities at GE Capital Real Estate (“GE”) from 1978 to 2001, including as GE’s Senior Vice President and Chief Investment Officer from 1998 to 2001. Mr. Henry also served as Chairman of GE’s Investment Committee and as a member of its Credit Committee. Prior to joining GE, Mr. Henry served as Vice President for Republic Mortgage Investors from 1973 to 1978. Mr. Henry has served on the Board of Directors of HCP, Inc., a publicly traded REIT, since January 2004 and on the Board of Directors of Fairfield County Bank, a private Connecticut mutual savings bank, since July 2010. Mr. Henry is a trustee of the International Council of Shopping Centers (“ICSC”) and served as its Chairman from 2011 to 2012. Mr. Henry is currently the Vice-Chairman of the Board of Governors of NAREIT. Mr. Henry also serves on the real estate advisory boards of New York University and Baruch College and is a member of the Columbia University Real Estate Forum. Mr. Henry received a B.S. in Business Administration from Bucknell University and a M.B.A. from the University of Miami (FL). We believe that Mr. Henry’s extensive REIT experience, leadership skills and knowledge of the real estate business make him well qualified to serve on our Board of Directors.

Mark S. Ordan has served as an independent director of the Company since June 2015 and serves on the Board’s Nominating and Corporate Governance Committee and Audit Committee. Mr. Ordan is the Executive Chairman of WP Glimcher, the surviving entity following the closing of Washington Prime Group’s acquisition of Glimcher, and will transition to Non-Executive Chairman of the Board of WP Glimcher effective January 2016. Mr. Ordan served as Washington Prime’s Chief Executive Officer from May 2014 to January 2015 and also as one of its directors since May 2014. From January 2013 to November 2013, Mr. Ordan served as a director and as the Chief Executive Officer of Sunrise Senior Living, LLC, the successor to the management business of Sunrise Senior Living, Inc. (“Sunrise”), a publicly traded operator of approximately 300 senior living communities located in the United States, Canada and the United Kingdom prior to its sale in January 2013 to Health Care REIT, Inc. Mr. Ordan served as Sunrise’s Chief Executive Officer from November 2008 to January 2013, and as a director from July 2008 to January 2013. He served as the Chief Executive Officer and President of The Mills Corporation, a publicly traded developer, owner and manager of a diversified portfolio of regional shopping malls and retail entertainment centers, from October 2006 to May 2007, as its Chief Operating Officer from February 2006 to October 2006 and as a director from December 2006 until May 2007. Prior to that, he served as President and Chief Executive Officer of Balducci’s LLC, a gourmet food store chain. He also founded and served as Chairman, President and Chief Executive Officer of Fresh Fields Markets, Inc., an organic foods supermarket chain, eventually leading the merger of the company with Whole Foods Markets, Inc. Mr. Ordan also was employed in the equities division of the investment banking firm of Goldman Sachs & Co. Mr. Ordan served as a director of Harris Teeter Supermarkets, Inc., a publicly traded supermarket chain, from February

2013 until January 2014, when it was acquired by The Kroger Co. Mr. Ordan currently serves on the boards of the following nonprofit organizations: the U.S. Chamber of Commerce; the National Endowment for Democracy; the Seed School Foundation; and the Economic Club of Washington, D.C. We believe that Mr. Ordan’s extensive experience in the REIT industry, his knowledge of real estate and his long-standing leadership experience make him well qualified to serve on our Board of Directors.

Eugene A. Pinover was nominated for our Annual Meeting director slate in August 2015. Mr. Pinover is Of Counsel and Co-Chair of the Real Estate Department of Willkie Farr & Gallagher LLP (“Willkie”) and has practiced law with Willkie since May 1992. Prior to joining Willkie, Mr. Pinover practiced law at Kaye Scholer LLP from 1973 to 1992. Mr. Pinover is a member of the American College of Real Estate Lawyers, the Association of the Bar of the City of New York, the American Bar Association, the Association of Foreign Investors in Real Estate and ICSC. Mr. Pinover is the President of the Board of Directors of Steep Rock Association, a land trust in Connecticut, and has served on its Board of Directors since June 2008. Mr. Pinover also has served as a member of the Board of Directors of New Alternatives for Children, a New York-based social service organization, since September 2006. Mr. Pinover received his Juris Doctor from the New York University School of Law and his B.A. from Dartmouth College, both Cum Laude. We believe Mr. Pinover’s extensive real estate experience and legal background make him well qualified to serve on our Board of Directors.

Julie G. Richardson has served as an independent director of the Company since April 2015 and serves on the Board’s Compensation Committee and the Nominating and Corporate Governance Committee. She was most recently a Senior Advisor from November 2012 to October 2014 to Providence Equity Partners, a global asset management firm with over $40 billion in assets. From April 2003 to November 2012, she was a Partner and Managing Director at Providence Equity, and oversaw the firm’s New York office. While at Providence Equity, her responsibilities included leading the initiation and execution of deals, and optimizing operating results and strategic positioning of portfolio companies throughout Providence Equity’s ownership period. Prior to Providence Equity, Ms. Richardson served as Global Head of JP Morgan’s Telecom, Media and Technology Group, and was previously a Managing Director in Merrill Lynch’s investment banking group. Ms. Richardson has served on the Board of The Hartford Financial Group, an insurance and financial services company, since January 2014. She is a graduate of the University of Wisconsin-Madison. We believe that Ms. Richardson’s risk management skills and investment management and financial services experience make her well qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF GLENN J. RUFRANO, HUGH R. FRATER, BRUCE D. FRANK, DAVID B. HENRY, MARK S. ORDAN, EUGENE A. PINOVER AND JULIE G. RICHARDSON AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMMITTEES

The Board of Directors ultimately is responsible for the management and control of our business and operations. The Board of Directors held a total of 73 meetings during the fiscal year ended December 31, 2014 and took action by written consent or electronic vote on 35 occasions. Our one incumbent director that was a director during the fiscal year ended December 31, 2014, Mr. Frank, attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings of all committees of our Board of Directors on which he served (held during the periods that he served). Eight of our then nine directors attended the 2014 stockholders’ annual meeting. Pursuant to our Corporate Governance Guidelines, all directors are expected to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Board of Directors established an Audit Committee in July 2011. During 2014, the Audit Committee met 19 times and took action by written consent three times.

Our Audit Committee currently consists of Messrs. Frank (Chairman), Frater and Ordan and Thomas A. Andruskevich, each of whom is an independent director under the rules of the NYSE and the SEC. As mentioned above, Mr. Andruskevich will not stand for re-election as a member of the Board of Directors at the Annual Meeting. The Board of Directors will evaluate the Audit Committee’s structure following the Annual Meeting. Each of the Audit Committee members is an independent director and “financially literate” under the meaning of the applicable rules of the NYSE, as well as under the meaning of the applicable (i) provisions set forth in the Audit Committee charter and (ii) requirements set forth in the Exchange Act and the applicable SEC rules. The Board has determined that Mr. Frank is qualified as an Audit Committee financial expert as defined under the regulations of the SEC. The charter of the Audit Committee is available to any shareholder who sends a request to VEREIT, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016. The Audit Committee charter is also available on the Company’s website at http://www.vereit.com under “Investor Relations — Governance Documents” by clicking on “Audit Committee Charter.” The Audit Committee, in performing its duties, monitors:

•	the Company’s financial reporting process, auditing and internal control activities, including the integrity of our financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s independent and internal auditors, as applicable.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2014 is discussed below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Board of Directors established a Nominating and Corporate Governance Committee in July 2011. During 2014, the Nominating and Corporate Governance Committee met two times.

Our Nominating and Corporate Governance Committee is comprised of Messrs. Frater, Ordan, Frank, Andruskevich and Stanley and Ms. Richardson, each of whom is an independent director under the rules of the NYSE. Mr. Andruskevich is currently the chair of our Nominating and Corporate Governance Committee. As mentioned above, Messrs. Andruskevich and Stanley will not stand for re-election as members of the Board of Directors at the Annual Meeting. The Board of Directors will evaluate the structure of the Nominating and Corporate Governance Committee following the Annual Meeting. The Nominating and Corporate Governance Committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the Board. The charter of the Nominating and Corporate Governance Committee is available to any shareholder who sends a request to VEREIT, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016. The Nominating and Corporate Governance Committee charter is also available on the Company’s website at http://www.vereit.com under “Investor Relations — Governance Documents” by clicking on “Nominating and Corporate Governance Charter.” The Nominating and Corporate Governance Committee is responsible for the following:

•	providing counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;

•	overseeing the self-evaluation of the Board of Directors and the Board of Director’s evaluation of management;

•	periodically reviewing and, if appropriate, recommending to the Board of Directors changes to our corporate governance policies and procedures;

•	identifying and recommending to the Board of Directors potential director candidates for nomination; and

•	overseeing and approving related party transactions.

We have not adopted a specific policy regarding the consideration of director nominees recommended to our Nominating and Corporate Governance Committee by stockholders for our proposed director slate. Our Nominating and Corporate Governance Committee will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Bylaws. See “Stockholder Proposals for the 2016 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

In making its determinations, our Nominating and Corporate Governance Committee may consider such criteria as it deems appropriate, which may include, without limitation, a nominee’s:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly-held company;

•	academic expertise in an area of the Company’s operations;

•	whether the appointment of the candidate could increase the diversity of background, skills and experience of the Board as a whole;

•	practical and mature business judgment, including ability to make independent analytical inquiries;

•	the nature of and time involved in a director’s service on other boards and/or committees and whether a candidate’s service obligations to other boards complies with the Board’s then outstanding policy on service on boards of other public companies; and

•	with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of the Board and any committees on which he or she has served.

Our Nominating and Corporate Governance Committee evaluates each nominee in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Compensation Committee

The Board of Directors established a Compensation Committee on July 6, 2011. During 2014, the Compensation Committee met 11 times and took action by written consent six times.

Our Compensation Committee is comprised of Messrs. Andruskevich (Chair) and Frank and Ms. Richardson, each of whom is an independent director under the rules of the NYSE. In addition, all of the members of our Compensation Committee are “non-employee directors” within the meaning of the rules of

Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As mentioned above, Mr. Andruskevich will not stand for re-election as a member of the Board of Directors at the Annual Meeting. The Board of Directors will evaluate the Compensation Committee’s structure following the Annual Meeting. The charter of the Compensation Committee is available to any shareholder who sends a request to VEREIT, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016. The Compensation Committee charter is also available on the Company’s website at http://www.vereit.com under “Investor Relations — Governance Documents” by clicking on “Compensation Committee Charter.” The principal functions of the Compensation Committee are to:

•	approve and evaluate all compensation plans, policies and programs as they affect the Company’s executive officers;

•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration of our senior officers;

•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of capital stock, restricted stock units, dividend equivalent shares and other equity-based awards;

•	assist the Board of Directors and the Non-Executive Chairman in overseeing the development of executive succession plans; and

•	determine from time to time and make recommendations to the Board regarding the remuneration for our non-executive directors.

In carrying out its responsibilities, our Compensation Committee may delegate any or all of its responsibilities to a subcommittee to the extent consistent with the Charter, the Bylaws and any other applicable laws, rules and regulations.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for 2015. Deloitte was first appointed as our independent registered public accounting firm effective June 1, 2015. Although ratification by stockholders is not required by law or by the Bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of Deloitte, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

A representative of Deloitte will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The appointment of the independent auditor will be ratified if a majority of votes cast at the Annual Meeting vote “FOR” such ratification, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Grant Thornton LLP (“Grant Thornton”) was our independent registered public accounting firm during the fiscal years ended December 31, 2014 and 2013 and until Deloitte’s effective appointment on June 1, 2015. The fees detailed below reflect Grant Thornton’s fees for 2014 and 2013.

Grant Thornton’s audit reports for the fiscal years ended December 31, 2014 and 2013 on the Company’s and VEREIT Operating Partnership, L.P’s (the “Operating Partnership,” which was named ARC Properties Operating Partnership, L.P. at the time) financial statements, as applicable, did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. However, as further described below, Grant Thornton’s audit reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and 2013 contained adverse opinions. At no point during the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through June 1, 2015 were there any “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Operating Partnership and Grant Thornton, as applicable, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. The adverse opinions on the Company’s internal control over financial reporting described further below constituted the only “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) for the Company that occurred during the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through June 1, 2015. No such “reportable events” have occurred with respect to the Operating Partnership.

On March 2, 2015, the Company restated and amended its previously-issued consolidated financial statements and related financial information as of and for the fiscal years ended December 31, 2013 and 2012 in the Company’s Amended Annual Report on Form 10-K/A (the “2013 Amended 10-K”) and for various fiscal quarters of 2014 and 2013. As previously reported, the Company’s new management re-evaluated its internal control over financial reporting and its disclosure controls and procedures and concluded that they were not effective at December 31, 2013 due to certain material weaknesses. These material weaknesses had not been remediated as of December 31, 2014 and the Company reported additional weaknesses in its internal control over financial reporting existed at December 31, 2014. Accordingly, Grant Thornton’s audit reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and 2013 contained adverse opinions on the Company’s internal control over financial reporting due to the effect of these material weaknesses in the Company’s internal control over financial reporting, which are described in Item 9A. Controls and Procedures of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed on March 30, 2015, and the 2013 Amended 10-K. The Audit Committee discussed these material weaknesses in the Company’s internal control over financial reporting with Grant Thornton and the Company authorized Grant Thornton to respond fully to the inquiries of any successor accountant of the Company concerning this reportable event.

As noted above, the Audit Committee engaged Deloitte as the Company’s and the Operating Partnership’s new independent registered public accounting firm effective June 1, 2015 to perform independent audit services for the fiscal year ending December 31, 2015. During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through June 1, 2015, none of the Company, the Operating Partnership or anyone on their behalves, consulted Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s or the Operating Partnership’s consolidated financial statements, as applicable, in connection with which either a written report or oral advice was provided to the Company or the Operating Partnership that Deloitte concluded was an important factor considered by the Company or the Operating Partnership in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

FEES

Aggregate fees for professional services rendered by Grant Thornton LLP for the years ended December 31, 2014 and 2013 were as follows:

Audit Fees

Audit fees billed for professional services rendered for audits of the Company’s annual consolidated financial statements presented in the Company’s Annual Report on Form 10-K and for reviews of the Company’s quarterly consolidated financial statements presented in the Company’s Quarterly Reports on Form 10-Q were $3,321,531 and $1,581,942 for the fiscal years ended December 31, 2014 and 2013, respectively. In addition, audit fees billed for professional services rendered for the audit of the Company’s restatements of previously-issued financial statements for the fiscal year 2013 and the reviews of the Company’s restatements of previously-issued financial statements for the three months ended March 31, 2014 and the three and six months ended June 30, 2014 were $2,949,183. During the fiscal year ended December 31, 2014, the Company also incurred $954,154 for services provided related to the Company’s proposed spin-off of its multi-tenant shopping center business and comfort letter procedures performed. For the fiscal year ended December 31, 2013, fees for other services were $106,087 and related to audits performed under Regulation S-X Rule 3-14.

Audit Related Fees

There were no audit related fees for the fiscal years ended December 31, 2014 or 2013.

Tax Fees

There were no tax fees for services rendered by Grant Thornton LLP for the fiscal years ended December 31, 2014 and 2013.

All Other Fees

There were no other fees for fiscal years ended December 31, 2014 or 2013.

PRE-APPROVAL POLICIES AND PROCEDURES

All services rendered and expected to be rendered in 2015 by Deloitte have been pre-approved by the Audit Committee. In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services were compatible with the provision of non-audit independent audit services. The Audit Committee has determined that these services were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as amended, as well as the American Institute of Certified Public Accountants (“AICPA”).

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

AUDIT COMMITTEE REPORT

This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of VEREIT, Inc.:

We have reviewed and discussed with management VEREIT, Inc.’s audited financial statements as of and for the year ended December 31, 2014.

We have discussed with the independent accountant the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in VEREIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee

Bruce D. Frank (Chairman)

Thomas A. Andruskevich

Hugh R. Frater

Mark S. Ordan

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF 2014

Audit Committee Investigation and Significant Organizational Changes

Fiscal year 2014 was a year of challenge for VEREIT, Inc. On January 3, 2014, the Company acquired American Realty Capital Trust IV, Inc.; on January 8, 2014, the Company terminated its management agreement with ARC Properties Advisors, LLC (the “Former Manager”), completed its transition to self-management and closed its acquisition from affiliates of funds managed by Fortress Investment Group LLC (“Fortress”) of the remaining 79 properties in the previously-announced 120-property portfolio acquisition from Fortress; on February 7, 2014, the Company acquired Cole Real Estate Investments, Inc. (“Cole”); in the first half of 2014, the Company completed the previously-announced 33-property portfolio acquisition from Inland American Real Estate Trust, Inc. (excluding one property it determined not to purchase); on July 30, 2014, the Company closed the final portion of its acquisition of over 500 Red Lobster restaurants and related properties; and on October 17, 2014, the Company closed the sale of 71 properties (including 64 multi-tenant shopping centers) to a joint venture between Blackstone Real Estate Partners VII L.P. and DDR Corp. These transactions, along with other acquisitions, increased the Company’s property portfolio from approximately 1,300 at December 31, 2013 to over 4,600 properties at December 31, 2014, added a new private capital management business segment and increased the number of employees from 12 at December 31, 2013 to approximately 400 employees in multiple locations at December 31, 2014.

In September 2014, the Audit Committee commenced an independent investigation into certain concerns regarding accounting practices and other matters that had been reported to it (the “Audit Committee Investigation”). On October 29, 2014, the Company filed a Current Report on Form 8-K reporting that the Audit Committee had concluded that the previously-issued financial statements and other financial information contained in its 2013 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the first two quarters of 2014, as well as the Company’s earnings releases and other financial communications for these periods, should no longer be relied upon. Information concerning the findings of the Audit Committee Investigation with respect to certain executive compensation matters is presented below. For additional information concerning the findings of the Audit Committee Investigation, see the Explanatory Note at the beginning of any of the following reports, each filed on March 2, 2015: Amendment No. 2 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 or the Company’s Quarterly Report on Form 10-Q/A for the fiscal period ended March 31, 2014 or June 30, 2014. The Company completed its restatement on March 2, 2015 and became current in its reporting obligations on March 30, 2015.

During the fourth quarter of 2014, the Company underwent a change in senior leadership as a result of the resignations of the Company’s Executive Chairman of the Board, Chief Executive Officer and director, President and Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer. Effective October 29, 2014, the Board of Directors appointed Michael J. Sodo as Chief Financial Officer and, effective October 28, 2014, the Board appointed Gavin B. Brandon as Chief Accounting Officer. On December 15, 2014, William G. Stanley, who had been serving as the Company’s Lead Independent Director, became Interim Chief Executive Officer pending completion of the Board of Directors’ search, with the assistance of an independent search firm, for a new permanent Chief Executive Officer. On March 10, 2015, the Company announced that the Board of Directors had appointed Glenn J. Rufrano to serve as the Company’s new Chief Executive Officer and a director, effective April 1, 2015.

Named Executive Officers for 2014

In this Compensation Discussion and Analysis, we describe our 2014 compensation practices, programs and decisions for executives who served as our Named Executive Officers (“NEOs”) during the year. In many cases, the compensation policies and programs discussed in this “Compensation Discussion and Analysis” reflect compensation opportunities that were terminated due to the resignation of the executive officer in question, or reflect partial year or interim pay arrangements for executive officers who served in their role for less than a full year.

For 2014, our NEOs and their related service periods were:

Former Executives

•	Nicholas S. Schorsch, former Executive Chairman and Chief Executive Officer from January 8, 2014, the date upon which the Company completed its transition to self-management, until October 1, 2014, when Mr. Schorsch stepped down as Chief Executive Officer. Executive Chairman from January 8, 2014 until his resignation on December 12, 2014.

•	Brian S. Block, former Chief Financial Officer, Treasurer and Secretary from January 8, 2014 until his resignation on October 28, 2014.

•	David S. Kay, former President from January 8, 2014 until October 1, 2014, when he succeeded Mr. Schorsch as Chief Executive Officer, until his resignation on December 15, 2014.

•	Lisa E. Beeson, former Chief Operating Officer from January 8, 2014 until October 1, 2014, when she succeeded Mr. Kay as President, until her resignation from both positions on December 15, 2014.

Messrs. Schorsch and Block were affiliates of the Former Manager.

Interim Executive

•	William G. Stanley, Interim Chief Executive Officer from December 15, 2014 until March 31, 2015, succeeded by Mr. Rufrano. Mr. Stanley resumed serving as an independent director effective April 1, 2015.

Continuing Executives

•	Michael J. Sodo, appointed as the Company’s Chief Financial Officer on October 29, 2014 following the resignation of Mr. Block. Previously served as the Senior Vice President, Director of Financial Reporting and Treasury from the commencement of his employment on August 5, 2014 until his October 29, 2014 promotion.

•	Paul H. McDowell, President of the Office and Industrial Group, who joined the Company in January 2014 following the Company’s acquisition of CapLease, Inc. (“CapLease”).

•	Thomas W. Roberts, Executive Vice President, Real Estate, who joined the Company on February 7, 2014 from Cole.

Additional Executive

•	Michael T. Ezzell, Executive Vice President, Private Capital Markets, who joined the Company on February 7, 2014 from Cole (Mr. Ezzell resigned from this position effective June 10, 2015).

Effects of Termination — Former Executives

As a result of the resignations of Messrs. Schorsch, Block and Kay and Ms. Beeson, the Company recovered approximately 3 million shares of stock under previously-granted equity incentive awards. In addition, 12.7 million long-term incentive plan (“LTIP”) units outstanding under the Company’s 2014 Multi-Year Outperformance Plan (the “OPP”) were relinquished. There are no further awards outstanding under the OPP and the OPP has been terminated. Further, upon the departures of each of those executive officers, no cash severance or bonus payments were made. In the table immediately below, under the column “Net 2014 Compensation Received”, and in the table adjacent to the table in “Compensation Tables — Summary Compensation Table” below, information is presented regarding the net total 2014 compensation actually received by the former executives for the periods presented in comparison to the total 2014 compensation initially awarded to such individuals.

For each of the individual former executives in question, the prior compensation entitlements, the effects of his or her termination of employment and net compensation retained were as follows:

Nicholas S. Schorsch, former Executive Chairman and Chief Executive Officer

Initial 2014 Compensation Entitlements	Treatment upon Termination	Net 2014 Compensation Received
• $1,100,000 base salary • 350% target annual cash bonus • 450% target annual equity bonus • 42.5% OPP participation percentage • 2,000,000 share Retention Award vesting over nine years

•    Forfeited all rights to severance payments provided under employment agreement

•    Relinquished all of his equity awards and LTIP units other than 1.0 million restricted shares, which were accelerated effective December 12, 2014. The accelerated shares, however, are subject to clawback by the Company if in any proceeding in which he is a party, after all appeals, he is found to have breached his fiduciary duty of loyalty or is found to have committed or admits to fraud or misconduct by him, in connection with his responsibilities as a director or officer of the Company.

•    No bonus payments made for 2014

•    Aside from accelerated shares, only entitled to receive:

•    First-year premium of life insurance policy

•    Company-paid medical and dental for executive and family for one year

•    Reimbursement of expenses and accrued and vested benefits

•    Standard indemnification rights

•    $13.8 million of 2014 compensation consisting of:

•    Salary of $1.0 million

•    1.0 million shares with a fair value on the vesting date of $9.0 million, of the 2.0 million restricted shares initially granted on January 8, 2014. The 1.0 million shares retained are subject to clawback as described in the preceding column.

•    Dividends on restricted shares of Common Stock of $2.2 million

•    Dividends on LTIP units of $741,822

•    Accrued vacation of $193,194

•    Aggregate taxable fringe benefits of $728,103

Brian S. Block, former Chief Financial Officer, Treasurer and Secretary

Initial 2014 Compensation Entitlements	Treatment upon Termination	Net 2014 Compensation Received
• $500,000 base salary • 250% target annual cash bonus • 350% target annual equity bonus • 10% OPP participation percentage • 804,506 share Retention Award vesting over seven years

•    Forfeited all rights to severance payments provided under employment agreement

•    Relinquished all of his equity awards and LTIP units

•    No bonus payments made for 2014

•    Only entitled to receive:

•    Reimbursement of expenses and accrued and vested benefits

•    Standard indemnification rights

• $1.3 million of 2014 compensation consisting of: • Salary of $401,773 • Dividends on restricted shares of Common Stock of $731,666 • Dividends on LTIP units of $145,309 • Accrued vacation of $46,153

David S. Kay, former President and former Chief Executive Officer

Initial 2014 Compensation Entitlements	Treatment upon Termination	Net 2014 Compensation Received

•    $600,000 base salary until October 1, 2014

•    $854,000 base salary commencing on October 1, 2014

•    250% target annual cash bonus

•    350% target annual equity bonus

•    15% OPP participation percentage (in total)

•    $2 million of fully vested shares of Common Stock for Promotion Award issued on October 1, 2014

•    331,675 share Time-based Award vesting over four years issued on October 1, 2014

•    169,205 share Performance-based Award vesting over four years issued on October 8, 2014

•    Forfeited all rights to severance or other payments provided under employment agreement

•    Returned Promotion Award and relinquished all of his other equity awards and LTIP units

•    No bonus payments made for 2014

•    Only entitled to receive:

•    Reimbursement of expenses and accrued and vested benefits

•    Standard indemnification rights

•    $1.4 million of 2014 compensation consisting of:

•    Salary of $627,917

•    Dividends on restricted shares of Common Stock of $333,816

•    Dividends on LTIP units of $171,330

•    Accrued vacation of $113,320

•    Aggregate taxable fringe benefits of $155,885

Lisa E. Beeson, former Chief Operating Officer and former President

Initial 2014 Compensation Entitlements	Treatment upon Termination	Net 2014 Compensation Received

•    $450,000 base salary until October 1, 2014

•    $600,000 base salary commencing on October 1, 2014

•    250% target annual cash bonus (effective following promotion to President on October 1, 2014)

•    350% target annual equity bonus (effective following promotion to President on October 1, 2014)

•    5% OPP participation percentage (in total)

•    83,126 share Time-Based Award vesting over four years issued on October 6, 2014

•    84,603 share Performance-based Award vesting over four years issued on October 8, 2014

•    Forfeited all rights to severance payments provided under employment agreement

•    Relinquished all of her unvested equity awards and LTIP units

•    No bonus payments made for 2014

•    Only entitled to receive:

•    Reimbursement of expenses and accrued and vested benefits

•    Standard indemnification rights

•    $710,533 of 2014 compensation consisting of:

•    Salary of $480,000

•    Dividends on restricted shares of Common Stock of $88,020

•    Dividends on LTIP units of $70,937

•    Accrued vacation of $63,063

•    401(k) Company match of $8,513

NEW COMPENSATION GOVERNANCE FRAMEWORK

In connection with the resignations and new appointments of executive officers in the fourth quarter of 2014 and early 2015, the reconstituted Compensation Committee (commencing November 20, 2014), re-examined the Company’s executive and director compensation programs with the assistance of a new independent compensation advisor hired directly by the Compensation Committee and undertook to make significant changes to the Company’s compensation governance framework, with the goal of implementing a best-practices compensation policy and ensuring any deficiencies of the prior programs were remedied or eliminated. These improvements are further described below. As part of its comprehensive review of the Company’s compensation practices, the Compensation Committee also took into account that, at the Company’s most recent annual meeting of stockholders held on May 29, 2014, the ‘say-on-pay’ advisory vote with respect to prior compensation policies received approval from approximately 32% of the shares voted on the matter.

Accordingly, the Company, with direction from the reconstituted Compensation Committee, has developed a comprehensive compensation and governance framework that is aligned with ‘best-in-class’ market practice and standards. The below tables entitled “What We Do” and “What We Do Not Do” present: (i) the best practices the Compensation Committee has adopted; and (ii) practices which the Compensation Committee has determined are not appropriate or practices adopted by the prior Compensation Committee which the reconstituted Compensation Committee has determined should be eliminated, respectively. For an overview of the composition of the Compensation Committee from late 2013 to the present, see “— Compensation Committee Interlocks and Insider Participation” below.

What We Do

✓	Tie pay to performance — Two-thirds of annual long-term incentive awards for executive officers is tied to our Total Shareholder Return (“TSR”) performance 100% relative to peers. Our new annual incentive plan will be subject to explicit performance objectives established by the Compensation Committee in collaboration with the CEO.

✓	Engage an independent compensation consultant firm — The Compensation Committee retained its own independent advisor, Semler Brossy Consulting Group (“Semler Brossy”), as its new compensation consultant to provide independent, third-party advice on executive compensation, including advice on the design of our executive compensation program for fiscal 2015. Semler Brossy does not provide any other services to the Company.

✓	Use comparable peers to benchmark pay — The Compensation Committee, with the advice of its new independent consultant, reviewed and revised the peer group used to benchmark executive pay to ensure the comparable companies were reasonable relative to the asset size, revenues and enterprise value of the Company.

✓	Target the median of market — Although pay levels may vary from this target for individual executives based on their individual performances, our new overall pay philosophy targets the median of competitive practices, including the pay for our new CEO, when determining executive pay levels.

✓	Offer limited perquisites — We provide modest perquisites to our executives, including our CEO and our other NEOs.

✓	Maintain robust stock ownership requirements for our executive officers and directors — We have adopted new stock ownership guidelines for executive officers at 6x base salary for the CEO, 3x base salary for the CFO, 2x base salary for other NEOs and 5x annual cash retainers for directors, which can be achieved over a specified time period.

✓	Double trigger vesting upon change of control — We intend for future equity awards to be subject to a “double trigger” requiring a qualified termination of employment following a change in control before vesting is accelerated for named executive officers, beginning with our new CEO’s awards.

✓	Provide reasonable severance benefits — Severance benefits, including following a change in control, for our new CEO have been competitively benchmarked and are reasonable compared to market. We intend to continue to reference reasonable market practice for any future employment agreements or other arrangements.

✓	Prohibit pledging and hedging of our securities — We have adopted a policy applicable to our directors, officers any other individuals subject to Section 16 of the Exchange Act and any other designated employees (and any of their respective beneficially-owned entities), which prohibits:

•	pledging the Company’s securities for any purpose not approved by the Board of Directors or the Compensation Committee; and

•	engaging in short sales with respect to our securities, purchasing our securities on margin or otherwise hedging our securities, including through options or derivative transactions.

✓	Prohibit repricing of stock options — We have adopted a policy prohibiting the Board of Directors or the Compensation Committee from reducing the aggregate exercise, base or purchase price of any award granted under an equity incentive plan of the Company without the approval of the Company’s stockholders.

What We Intend to Do

The Compensation Committee also intends to adopt a clawback policy after the SEC adopts rules and regulations related thereto.

What We Do Not Do

×	Gross up “golden parachute” excise taxes upon a change in control

×	Gross up taxes on any standard perquisites or benefits going forward*

×	Provide special or supplemental retirement benefits to any executive

×	Grant long-term employment agreements exceeding three-year initial terms

×	Provide severance payments that are not in-line with the market or include large payments upon a voluntary resignation

×	Grant equity awards heavily weighted toward time-based vesting

*	Certain executives were eligible for tax gross-ups on relocation or housing benefits in 2014 and may be eligible for such benefits in the future under legacy agreements. See footnote 15 to the table in “Compensation Tables — Summary Compensation Table” below regarding “All Other Compensation” for details.

DECISION-MAKING PROCESS

Former Executives

In the fourth quarter of 2013, the Compensation Committee, which was then composed of Leslie D. Michelson (Chair), Scott J. Bowman and Edward G. Rendell, consulted with a compensation consultant hired by the Company’s then management, FTI Consulting, Inc. (“FTI”), in designing a compensation program for Messrs. Schorsch, Block and Kay and Ms. Beeson, our 2013 NEOs. FTI assisted the Compensation Committee in structuring compensation for our former NEOs by providing comparative data from the peer group listed below related to the following compensation components: (i) base salary; (ii) annual incentive bonuses payable in cash and equity; (iii) one-time retention equity awards (for Messrs. Schorsch and Block) or cash awards (for Mr. Kay and Ms. Beeson); and (iv) OPP awards. FTI advised the Compensation Committee that the proposed total compensation (before factoring in the OPP) was within the standards of the Company’s peer group and that the ultimate value of the OPP was wholly contingent on the extent by which the Company outperformed plan hurdles on both an absolute and relative basis in the future. The compensation program approved by the Compensation Committee and ultimately established for our former NEOs is further described below under “2014 Named Executive Officer Compensation Decisions — Former Executives.”

The peer group presented by FTI for assessing competitive pay practices in 2014 was comprised of the following REITs: Alexandria Real Estate Equities, Inc.; American Tower Corporation; Boston Properties, Inc.; General Growth Properties, Inc.; HCP, Inc.; ProLogis, Inc.; Public Storage; Realty Income Corporation; Simon Property Group, Inc.; SL Green Realty Corp.; and Ventas, Inc.

Interim, Current and Additional Executives

When the Compensation Committee was restructured in November 2014, with the appointment of Mr. Andruskevich as Chairman and Mr. Frank as a member (who joined Mr. Stanley and Edward G. Rendell, previously-seated members of the Compensation Committee), it replaced the Company-hired compensation consultant with Semler Brossy, an independent outside compensation consultant, which reports directly to the Compensation Committee, and made significant changes to the Company’s compensation governance practices. Semler Brossy advised the Compensation Committee on the compensation arrangements for certain of the Company’s current executive officers, including that of the Company’s newly-hired Chief Executive Officer, Glenn J. Rufrano, and other senior management, the special activity compensation for certain directors paid through March 31, 2015 and the general compensation arrangements for directors that took effect on January 1, 2015. The Compensation Committee has determined that Semler Brossy is an independent compensation advisor because it does not provide any other services to the Company, and Semler Brossy takes direction from, and reports directly to, the Compensation Committee. The Compensation Committee has the sole authority to determine the compensation for and to terminate Semler Brossy’s services. The Compensation Committee’s determination of Semler Brossy’s independence is consistent with the NYSE listing standards and our Compensation Committee charter.

As part of its initial engagement with the Compensation Committee, Semler Brossy completed a review of the peer group used to assess executive and director pay practices. Semler Brossy recommended a number of changes to the peer group to focus more specifically on peers in the retail, office and net-lease markets, rather than broad diversified REITs. As a result of this review, the Compensation Committee approved the following changes to the peer group for pay decisions in late 2014 and early 2015:

•	Added Brixmor Property Group, Inc.; DDR Corporation.; Duke Realty Corporation; Kimco Realty Corporation; The Macerich Company; Vornado Realty Trust; and W.P. Carey, Inc.; and

•	Removed Alexandria Real Estate Equities, Inc.; American Tower Corporation; and Public Storage.

The compensation arrangement for Mr. Sodo was determined by the Compensation Committee in collaboration with Mr. Kay, who was previously our Chief Executive Officer, and Semler Brossy. Compensation for Mr. Stanley, our Interim Chief Executive Officer, was determined by the full Board of Directors (other than Mr. Stanley) based upon the recommendation of Semler Brossy. Semler Brossy had completed an analysis of pay practices of interim chief executive officers for the Board of Directors’ review.

The compensation arrangements for Messrs. McDowell, Roberts, and Ezzell, each of whom joined the Company in connection with an acquisition and who were not executive officers at the time of their initial employment with the Company, were determined by the former executive leadership of the Company at that time and based on employment letters or agreements provided to each executive as part of each transaction.

New Chief Executive Officer

The compensation arrangement for Mr. Rufrano was determined by the Compensation Committee in collaboration with Semler Brossy. During the term of his employment, Mr. Rufrano will receive an annual base salary of not less than $1,000,000. Commencing in 2016, Mr. Rufrano’s base salary will be reviewed at least annually to determine if his base salary should be increased in the discretion of the Compensation Committee.

Consistent with the components of our new compensation governance framework described above, Mr. Rufrano’s annual cash bonus is targeted at 150% of his annual base salary based upon the achievement of performance goals established by the Compensation Committee. Mr. Rufrano received a one-time equity award with a fair market value as of the date of grant of $2,000,000 on April 1, 2015 in the form of restricted stock units, which vest over a three-year period. In addition, Mr. Rufrano will receive an annual long-term incentive equity award with respect to shares of Common Stock for each calendar year during the term of his employment (an “Annual LTI Award”). Mr. Rufrano’s initial Annual LTI Award, granted April 1, 2015, had a target fair market value as of the date of the grant of $4,000,000 and was issued in the form of restricted stock units and, beginning in 2016, the Annual LTI Award will be in the form of restricted shares or restricted stock units and have a target fair market value as of the date of the grant of not less than $6,000,000. Subject to Mr. Rufrano’s continued employment, one-third of each of the Annual LTI Awards will be subject to time-based vesting and that portion will vest in equal installments on each of the first three anniversaries of the grant date, and two-thirds of each such award will vest based on the achievement of certain performance conditions over a three-year performance period. The performance measures for the Annual LTI Awards granted in 2015 are based equally on the Company’s total shareholder return relative to a specified triple net lease peer group of companies and relative to a specified NAREIT equity market index. Performance-based awards for each of 2016 and 2017 are expected to be made to Mr. Rufrano on similar terms. Annual LTI Awards will include Mr. Rufrano’s right to receive dividend or dividend equivalent rights with respect to the shares subject to the award, which will be subject to the same vesting conditions as the underlying shares.

2014 NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS

Former Executives

Below are descriptions of the elements of the Company’s compensation program for the former NEOs, as had been adopted by the former members of the Compensation Committee after taking into consideration the analysis and recommendations of the Company’s former compensation consultant, FTI.

Base Salary

Base salaries for each of the former NEOs were determined in light of comparative base salaries for executive officers in similar positions at the 12 peer group companies identified above, based on FTI’s survey data of such companies. The 2014 annual base salaries for such individuals were as follows:

Name	Annual Base Salary
Nicholas S. Schorsch	$1,100,000
Brian S. Block	$500,000
David S. Kay	$600,000	*
Lisa E. Beeson	$450,000	*

*	Effective October 1, 2014, Mr. Kay’s base salary was increased to $854,000 and Ms. Beeson’s base salary was increased to $600,000 in connection with their promotions.

Annual Incentive Compensation

Each of the former NEOs was eligible for an annual incentive award payable in both equity and cash in early 2015 based on 2014 performance. In connection with their respective terminations of employment, no annual incentive cash or equity awards were actually paid to any of the former NEOs for fiscal 2014.

In order to promote retention, the annual incentive plan emphasized equity over cash and the equity bonuses were in the form of restricted stock that was to vest over a three-to-five year period. For each of the executives, both types of annual incentive awards were to be earned 80% based on the Compensation Committee’s evaluation of quantitative goals tied to the Company’s performance and 20% based on the Compensation Committee’s qualitative assessment of individual performance. With respect to the quantitative goals tied to the Company’s performance, performance was to be weighted among several specified components, further broken down by threshold, target and maximum levels of performance for each component. The specific goals and objectives for each executive were disclosed in the Company’s definitive proxy statement filed with the SEC on April 29, 2014. In determining overall achievement, the Compensation Committee was to consider each component to determine if the executive should receive a threshold, target or maximum award for such component and then appropriately weight such component with the other components. The threshold, target and maximum annual cash and equity bonus opportunities (as a percentage of base salary) are set forth below:

Name	Threshold Equity Bonus	Target Equity Bonus	Maximum Equity Bonus	Threshold Cash Bonus	Target Cash Bonus	Maximum Cash Bonus
Nicholas S. Schorsch	350%	450%	550%	250%	350%	450%
Brian S. Block	250%	350%	450%	150%	250%	350%
David S. Kay	250%	350%	450%	150%	250%	350%
Lisa E. Beeson	250%	350%	450%	150%	250%	350%

Retention Grants

In connection with entering into their employment agreements, each of the former NEOs received a retention or sign-on grant of restricted stock under the Company’s Equity Plan (“Equity Plan”). FTI had provided the Compensation Committee with comparative data for officers at other REITS in order to appropriately design a retention award for each of the executives. In determining the retention grants for Messrs. Schorsch and Block, FTI also took into consideration the value of the Company’s management agreement with its Former Manager, which was being terminated upon the Company’s transition to self-management. Mr. Schorsch was the Chief Executive Officer of the Former Manager and Mr. Block was the Executive Vice President and Chief Financial Officer of the Former Manager. All of the equity interests in AR Capital, LLC, the parent of our Former Manager, were owned by Messrs. Schorsch and Block and the following other former officers and/or directors of the Company: William M. Kahane; Peter M. Budko; and Edward M. Weil, Jr.

The retention grants were intended as a one-time award in light of the successful completion of the Company’s transition to self-management and also to provide meaningful time periods for the awards to vest in order to promote the continued employment of the executives. Under the terms of their respective employment agreements, the former named executive officers were entitled to receive retention grants of restricted stock at the following values and vesting schedules:

Name	Value of Equity Retention Award	Vesting Schedule
Nicholas S. Schorsch	$24,860,000	1/9 per year for 9 years
Brian S. Block	$10,000,000	1/7 per year for 7 years
David S. Kay	$3,200,000	1/3 per year for 3 years
Lisa E. Beeson	$750,000	1/3 per year for 3 years

However, in connection with their respective terminations of employment, the retention awards for Messrs. Block and Kay and Ms. Beeson were wholly forfeited. Mr. Schorsch relinquished all of his equity awards and other potential compensation in exchange for the accelerated vesting of 1,000,000 restricted shares under his retention grant. These shares are subject to clawback if Mr. Schorsch is ultimately found to have breached his fiduciary duty of loyalty to the Company or is found to have committed, or admits to committing, fraud or misconduct in connection with his responsibilities as a director or an officer of the Company.

The Audit Committee Investigation determined that the agreements relating to the retention awards and OPP awards made to Messrs. Schorsch and Block were more favorable to them than the Compensation Committee had authorized. Immediately prior to his resignation from the Company, Mr. Schorsch and the Company agreed that the terms of his retention and OPP awards should have been consistent with the Compensation Committee’s original approval. Mr. Schorsch entered into a Reformation of Employment Agreement, a restricted share award agreement, and a Clarification of Award Agreement under the OPP. These documents were intended to reform Mr. Schorsch’s Employment Agreement and equity awards, as of January 8, 2014, to be consistent with vesting provisions authorized by the Compensation Committee and to make certain other corrections. Among other things, the reformed agreements provided that, upon a termination for Cause (as defined in his employment agreement) by the Company or a voluntary resignation by Mr. Schorsch without Good Reason (as defined in his employment agreement), Mr. Schorsch’s restricted share award and award under the OPP would not accelerate and such awards would be forfeited immediately.

Long-Term Incentive Compensation

The OPP was based on an outperformance plan which was in effect for 2013 and was established in order to provide long-term, performance-based incentive compensation to participants. Pursuant to the OPP, the former NEOs were issued LTIP units. All LTIP units were forfeited in connection with the termination of employment of our former NEOs and the OPP has been terminated.

The LTIP units were to be earned based on the specified performance metrics on each of the first three anniversaries of October 1, 2013, with earned awards vesting in 1/3 tranches on each of the 3rd, 4th and 5th anniversaries of October 1, 2013. The performance metrics under the OPP were based on total return to stockholders over a three-year performance period, on both an absolute hurdle and relative to a peer group of companies as follows: (i) absolute measure: 4% of any excess total return achieved above an absolute hurdle of a simple 7% for each annual measurement period; 14% for the interim measurement period; and 21% for the full three-year performance period, and (ii) relative measure: 4% of any excess total return achieved above the median total return of the specified peer group companies. The below table provides the participation percentage initially awarded to each former named executive officer and the total number of corresponding LTIP units:

Name	Participation Percentage	Number of LTIP Units Issued Under the OPP
Nicholas S. Schorsch	42.5%	7,455,504
Brian S. Block	10%	1,754,236
David S. Kay	5%	877,118	*
Lisa E. Beeson	3.75%	657,839	*

*	On October 1, 2014, Mr. Kay’s participation percentage increased to 15% and Ms. Beeson’s percentage increased to 5% in connection with their promotions.

However, in connection with their respective terminations of employment, no LTIP units were actually earned under this plan by any of the former NEOs and all outstanding interests in the OPP were relinquished.

The Audit Committee Investigation determined that the Compensation Committee approved an aggregate award pool equal to approximately 5% of the Company’s market capitalization as of the date of such approval on October 3, 2013; however, as executed, the OPP measured market capitalization on a pro forma basis as of the Company’s transition to self-management on January 8, 2014 (including the pro forma impact of various transactions expected to be consummated prior to the Company’s transition to self-management on January 8, 2014). Thus, the maximum award opportunity under the OPP should have been $120.0 million, not $218.1 million as used to calculate the OPP awards to the former named executive officers.

Promotion Awards

Effective as of October 1, 2014, Mr. Kay was promoted to Chief Executive Officer and Ms. Beeson to President. In connection with his promotion, the Company awarded $2,000,000 of fully vested shares of Common Stock to Mr. Kay. Additionally, Mr. Kay was also awarded $4,000,000 in restricted shares that were to vest in equal installments on each of the first four anniversaries of October 1, 2014 and $2,000,000 in restricted shares that were to vest based on performance metrics to be determined by the Company in consultation with Mr. Kay. Ms. Beeson received a time-based and performance-based award grant on the same terms as Mr. Kay, except that each of her awards was valued at $1,000,000. In connection with their respective terminations of employment, Mr. Kay’s promotion grant and Mr. Kay’s and Ms. Beeson’s time-based and performance-based grants were wholly recouped or forfeited.

Severance and Change in Control Payments

Each of the former NEOs’ employment agreements provided for the payment or provision of certain compensation and benefits upon termination of employment under various circumstances. However, the former NEOs generally did not receive such benefits at the time of their respective terminations of employment, and forfeited other compensation and benefits, as further described above. See “Compensation Tables — Payments upon Termination or Change in Control” below.

Deductibility of Executive Compensation

The Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Under Section 162(m) of the Code, a publicly-held corporation may not deduct compensation of more than $1 million paid to any “covered employee” unless certain exceptions are met, primarily relating to performance-based compensation. Substantially all of the services rendered by our executive officers are performed on behalf of the Operating Partnership, of which we are the sole general partner (or its subsidiaries, including one or more of our taxable REIT subsidiaries). The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to the limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but have no reason to believe that the same conclusion would not apply to us. To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives relative to their performance. Because we qualify as a REIT under the Code and we generally distribute at least 100% of our REIT taxable income each year, we do not pay federal income tax on our REIT taxable income. However, our taxable REIT subsidiaries are subject to federal corporate income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction could have a material impact on us to the extent that such compensation is paid to executive officers providing services to one or more of our taxable REIT subsidiaries.

Interim Executive

Mr. Stanley served in the full-time positions of Interim Chief Executive Officer and Interim Chairman of the Board from December 15, 2014 through March 31, 2015. During this period, as approved by the Board of Directors, in consultation with Semler Brossy, Mr. Stanley received $150,000 per month for his services (in lieu of any other cash compensation payable to directors) and was entitled to receive the equity retainer to be paid to directors in respect of this period. Mr. Stanley was also eligible to be considered for additional discretionary compensation at the conclusion of his interim service, but ultimately the Board of Directors determined not to pay any additional discretionary compensation to Mr. Stanley or any other directors.

Current Executives

Mr. Sodo was appointed Chief Financial Officer, following the departure of Mr. Block, and each of Messrs. McDowell and Roberts joined the Company in 2014 through acquisitions.

Mr. McDowell’s employment agreement with ARC Advisory Services, LLC (an affiliate of the Former Manager) was assumed by the Company in connection with its transition to self-management on January 8, 2014. With respect to Messrs. Sodo and Roberts, their arrangements with the Company generally represent the product of individualized negotiations between the executive and existing or former members of senior management. In the case of Mr. Sodo, although his employment agreement was ultimately negotiated, reviewed and approved by the Compensation Committee, it was also based upon the commitments made to him by Mr. Kay. The material terms of all of these arrangements are described below. For a description of termination scenarios applicable to each of the current named executive officers, see “Compensation Tables — Payments upon Termination or Change in Control” below.

Annual Incentive Plan

Each of the current executives was eligible for an annual incentive plan payout for 2014 based on overall Company performance. The Compensation Committee determined that, in light of the Audit Committee’s

Investigation and related matters, none of the performance goals for the Company were achieved under the plan as originally established for the Company. However, due to the continued dedication and efforts of the current executives in responding to the results of the Audit Committee’s Investigation and continuing to operate the business during a period of substantial duress, the Board and its Compensation Committee decided to provide a discretionary incentive bonus to the current named executive officers, as well as other employees of the Company.

Based on an evaluation of the performance and contribution of each of the current named executive officers, the Compensation Committee approved the discretionary bonuses for each as reported in “Compensation Tables — Summary Compensation Table” below.

Michael J. Sodo

In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Sodo, dated as of January 9, 2015, memorializing the terms of his employment which commenced on October 29, 2014 (the “Sodo Commencement Date”). The employment agreement provides for an annual base salary of $450,000 and eligibility to receive an annual cash bonus and an annual grant of equity incentive awards. Mr. Sodo is entitled to receive a cash bonus award of $275,000 on each of May 31, 2015 (which he received on such date) and May 31, 2016 (the “Promotion Cash Grant”), subject to his continued employment through such dates. On April 1, 2015, Mr. Sodo was granted a one-time equity award in the form of restricted stock units with a grant date value of $650,000. Subject to his continued employment, 50% of such award will vest in equal installments on each of the first three anniversaries of the Sodo Commencement Date and 50% will vest in equal installments on each of the first three anniversaries of the Sodo Commencement Date subject to the Common Stock achieving a closing trading price of at least $10.00 per share for any 20 consecutive days prior to December 31, 2017. Mr. Sodo also received a $100,000 signing bonus, $100,000 of fully-vested shares of Common Stock and $100,000 of restricted shares of Common Stock in August 2014, upon his initial commencement of employment with the Company.

Paul H. McDowell

In connection with the Company’s transition to self-management, the Company assumed the employment agreement of Mr. McDowell, effective as of January 8, 2014. The agreement has an initial term of three years, effective as of November 5, 2013, upon the Company’s acquisition of CapLease. The employment agreement provides for an annual base salary of $495,000 and eligibility to receive an annual bonus equal to up to 100% of his base salary (which may not be less than $180,000 for each year of the initial term (the “Minimum Bonus”)) and an annual restricted stock grant up to 150% his base salary. The Company also reimburses Mr. McDowell for the premiums on his life insurance policy. Effective March 17, 2014, Mr. McDowell received a restricted stock award with a grant date fair value of approximately $245,000. On April 1, 2015, Mr. McDowell was granted a long-term equity incentive award in the form of restricted stock units with a grant date value of $300,000. Subject to Mr. McDowell’s continued employment, one-third of the award is subject to time-based vesting and two-thirds is subject to performance-based vesting, consistent with the award to our newly-hired CEO.

Thomas W. Roberts

Pursuant to an employment letter with the Company, dated May 11, 2015, Mr. Roberts is entitled to receive an annual base salary of $500,000 and is eligible to receive an annual bonus of up to 100% of his base salary and an annual long-term incentive equity award of up to 200% of his base salary. Any annual long-term incentive equity awards made to Mr. Roberts may be subject to vesting and other terms and conditions as may be determined by the Compensation Committee and will be determined on the same basis as equity awards made generally to other senior executives of the Company. Mr. Roberts also received a retention stock award with a grant date value of $800,000 on February 10, 2014 and a cash award of $800,000 on February 7, 2014. Also on May 11, 2015, Mr. Roberts was granted a long-term equity incentive award in the form of restricted stock units with a grant date value of $1,000,000. Subject to Mr. Robert’s continued employment, one-third of the award is subject to time-based vesting and two-thirds is subject to performance-based vesting, consistent with the award to our newly-hired CEO.

Additional Executive

Michael T. Ezzell

Pursuant to an employment letter with the Company, dated March 7, 2014, Mr. Ezzell was entitled to receive an annual base salary of $350,000 and was eligible, subject to the discretion of the senior management, to receive an annual bonus and an annual restricted stock grant, each equal to an amount of up to 100% of his base salary. Mr. Ezzell also received a retention bonus of $400,000 and a discretionary bonus of $100,000 on February 7, 2014. In March 2015, the Company and Mr. Ezzell entered into an amendment to his employment letter, setting forth certain retention awards. Pursuant to the amendment, Mr. Ezzell received a cash bonus retention award payment of $350,000 contingent upon Mr. Ezzell’s continued service and was granted a long-term equity incentive award in the form of restricted stock units with a grant date value of $600,000. Subject to Mr. Ezzell’s continued employment, one-third of the award was subject to time-based vesting and two-thirds was subject to performance-based vesting, consistent with the award to our newly-hired CEO. In connection with Mr. Ezzell’s resignation on June 10, 2015, all of his unvested equity was forfeited and, pursuant to a separation agreement between the Company and Mr. Ezzell, Mr. Ezzell retained half of his $350,000 cash bonus retention award paid in March 2015 and Mr. Ezzell provided the Company with a general release of claims and a reaffirmation of his covenant obligations.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The table set forth below lists the names and ages of each of the directors and executive officers as of the date of this Proxy Statement and the position and office that each currently holds with the Company:

Name	Age	Positions
Glenn J. Rufrano	65	Chief Executive Officer and Director*
Michael J. Sodo	37	Executive Vice President, Chief Financial Officer and Treasurer
Lauren Goldberg	47	Executive Vice President, General Counsel and Secretary
Paul H. McDowell	55	President, Office & Industrial Group
Thomas W. Roberts	56	Executive Vice President, Real Estate
William C. Miller	46	Executive Vice President, Investment Management
Hugh R. Frater	60	Non-Executive Chairman of the Board of Directors (Independent Director)*
Thomas A. Andruskevich	64	Independent Director
Bruce D. Frank	61	Independent Director*
Mark S. Ordan	56	Independent Director*
Julie G. Richardson	52	Independent Director*
William G. Stanley	60	Independent Director

*	See biographical summary under “Proposal 1: Election of Directors — Business Experience of Nominees”

Michael J. Sodo has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since October 2014. Mr. Sodo joined the Company in August 2014, as our Senior Vice President, Director of Financial Reporting and Treasury. Until July 2014, Mr. Sodo worked at Capital Automotive, a REIT, where he served since 2003 in a number of roles of increasing seniority, including most recently as Senior Vice President, Director of Financial Reporting and Treasurer. Prior to joining Capital Automotive, Mr. Sodo worked as an auditor for KPMG LLP. Mr. Sodo is a Certified Public Accountant and has a Bachelor Degree in Business Administration from the College of William & Mary.

Lauren Goldberg joined the Company in May 2015 as Executive Vice President, General Counsel and Secretary. Prior to joining the Company, Ms. Goldberg served as Executive Vice President, General Counsel and

Chief Compliance Officer for global cosmetics company, Revlon, Inc. from March 2011 through December 2013. In this role, she was responsible for all aspects of Revlon’s legal and regulatory affairs, served on the senior operating committee and oversaw Revlon’s corporate governance matters. Additionally, Ms. Goldberg served as Senior Vice President — Law for MacAndrews & Forbes Inc. from November 2009 until February 2011, and as an Assistant United States Attorney for the United States Attorney’s Office in the Southern District of New York, from October 2000 until October 2009. Prior to her service in the U.S. Attorney’s Office, Ms. Goldberg worked as an associate with Stillman & Friedman, P.C. and with Fried, Frank, Harris, Shriver & Jacobson LLP. Ms. Goldberg also has prior accounting experience as an associate at Coopers & Lybrand. She received her law degree from the Columbia Law School and her undergraduate degree in accounting from the Wharton School, University of Pennsylvania.

Paul H. McDowell has served as the Company’s President, Office & Industrial Group since January 2014, shortly after the Company acquired CapLease in 2013. Mr. McDowell also serves on the Company’s Investment Committee. Prior to joining VEREIT, Mr. McDowell was a founder of CapLease, a publicly traded net-lease REIT, where he served as CEO from 2001 to 2014 and as Senior Vice President, General Counsel and Secretary from 1994 until 2001. Mr. McDowell served on the CapLease Board of Directors from 2003 to 2014 and was elected Chairman of the Board in December 2007. He served on the Board of Directors of CapLease’s predecessor from 2001 until 2004. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. As corporate counsel, he advised on a wide range of domestic and international corporate legal matters, including acquisitions, complex financing transactions, power plant development, shipping, litigation management and real estate. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish. He received a JD with honors from Boston University School of Law in 1987, and received a BA from Tulane University in 1982. Mr. McDowell is active in educational, philanthropic and community organizations including Tulane University and the Gnu Foundation.

Thomas W. Roberts has served as the Company’s Executive Vice President, Real Estate since the Company’s acquisition of Cole (the “Cole Merger”). Mr. Roberts is the Chairman of the Company’s Investment Committee and oversees all real estate acquisitions, joint ventures, build-to-suit transactions and dispositions for the Company. He served as Executive Vice President-Head of Real Estate Investments for Cole prior to the Cole Merger. During his tenure at Cole, he was responsible for the acquisition of over $15 billion of office, industrial and retail properties. Mr. Roberts is a 30-year veteran of the real estate industry. Prior to joining Cole, Mr. Roberts served as President and Chief Executive Officer of Opus West Corporation (“Opus”), a Phoenix-based real estate developer, from March 1993 until May 2009. During his career at Opus, he was responsible for the design, construction and development of more than 50 million square feet of commercial real estate valued in excess of $8 billion. In July 2009, Opus filed for Chapter 11 bankruptcy protection. From 1986 until 1990, Mr. Roberts worked as Vice President, Real Estate Development for the Koll Company. Mr. Roberts earned a Bachelor of Science degree in Finance with a specialization in real estate from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, ICSC, National Association of Industrial and Office and Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club and Xavier College Preparatory Board of Trustees.

William C. Miller was appointed Executive Vice President, Investment Management in June 2015. In this role, Mr. Miller provides strategic direction and oversees all aspects of investment management for our Cole Capital® business segment, including product development, external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. Mr. Miller previously served as Senior Vice President and Chief Sales Officer of Cole Capital from March 2015 through June 2015. Mr. Miller has been in the financial services business for more than 20 years and has extensive leadership experience in capital markets, real estate and distribution. Prior to joining Cole Capital, he served as Senior Vice President and Director of National Accounts for American Funds, from July 2012 until March 2015, where he was responsible for leading business development, strategy and relationship management efforts for the retail wire/regional broker-dealers, as well as the global banking channel in the United States. In addition to his experience at American Funds, Mr. Miller previously served as Executive Vice President and Managing Director of National Products for Realty Capital Securities, LLC from May 2010 until June 2012, as Executive Vice President and Chief Sales Officer for AXA Equitable Distributors from 2006 until 2010, and in senior leadership roles for Lincoln Financial Distributors from 2003 until 2006, most recently as Senior Vice President and Channel President. Mr. Miller is a graduate of Hobart College. He holds FINRA Series 7 and 24 licenses.

Thomas A. Andruskevich has been an independent director of the Company since February 2014. He became a member of the Board’s Audit Committee in April 2015, Chairman of the Nominating and Corporate Governance Committee in December 2014 and Chairman of the Compensation Committee in November 2014. Previously, he served as an independent director of Cole from April 2013 until closing of the Cole Merger and of Cole’s predecessor, Cole Credit Property Trust III, Inc., from October 2008 until April 2013. Mr. Andruskevich served as a member of Cole’s and its predecessor’s Audit Committee from May 2012 until the closing of the Cole Merger and as Chairman of Cole’s Compensation Committee and as a member of Cole’s Corporate Governance and Nominating Committee from June 2013 until the closing of the Cole Merger. Currently, he is the Chairman and Chief Executive Officer of TAA Consulting, LLC and an Operating Partner for Jewelry and Timepieces at Marvin Traub Associates. Mr. Andruskevich served as Non-Executive Vice-Chairman of Birks & Mayors, Inc., a luxury jewelry retailer, formerly Henry Birks & Sons, and Non-Executive Chairman of Mayors Jewelers, Inc. from April 2012 until July 2013 and was the President and Chief Executive Officer of Birks & Mayors, Inc. from June 1996 until March 2012. From 1994 to 1996, Mr. Andruskevich was President and Chief Executive Officer of the clothing retailer, Mondi of America, following a distinguished career at Tiffany & Co., a retailer of fine jewelry and luxury goods (“Tiffany”), from 1982 to 1994. At Tiffany, he served as Senior Vice President and Chief Financial Officer, engineered a leveraged buyout of Tiffany from Avon Products Inc., led the Company’s IPO and was appointed Executive Vice President of International and Trade in 1992. Mr. Andruskevich serves on the board of directors of Robbins Bros. Jewelry Acquisition Holdings, LLC. He has served as a member of the boards of directors of Birks & Mayors, Inc., Mayors Jewelers, Inc. and Jewelers of America from 2009 to 2012. Mr. Andruskevich earned a B.S. in Business and Economics from Lehigh University and is a former Certified Public Accountant.

William G. Stanley has served as a director of the Company since January 2014 and serves on the Board’s Nominating and Corporate Governance Committee. He also served as the Company’s Interim Chief Executive Officer from December 2014 until March 2015. Mr. Stanley is the Founder and Managing Member of Stanley-Laman Securities, LLC (“SLS”), a Financial Industry Regulatory Authority, Inc. (“FINRA”) member broker-dealer, since 2003, and the Founder and President of The Stanley-Laman Group, Ltd. (“SLG”), a registered investment advisor for high net worth clients since 1991. SLG has built a multi-member staff that critically and extensively studies the research of the world’s leading economists and technical analysts to support its tactical approach to portfolio management. SLG was an early adopter of the fee-only Registered Investment Advisor Model. Over their history, SLG and SLS have assembled an array of intellectual property in the investment, estate, tax and business planning arena. From 1979 through 1991, Mr. Stanley was a registered representative with Capital Analysts, Inc., a national wealth advisory firm, serving on the Advisory and Leadership Board for eight years. He was a Regional Field Auditor with General Electric Credit Corporation from 1976 until 1979. Mr. Stanley has earned designations as a Chartered Financial Consultant and Chartered Life Underwriter, and received his Master of Science in Financial Services from the American College. Mr. Stanley holds FINRA Series 7, 63 and 24 licenses.

COMPENSATION OF THE BOARD OF DIRECTORS

Board of Director Compensation Prior to January 1, 2015

For service by independent directors on the Board of Directors prior to January 1, 2015, the Company paid an annual fee of $100,000, half in cash and half in restricted stock, vesting over three years from the date of grant. Additionally, the lead independent director was entitled to an additional annual retainer of $105,000, which he was entitled to take in the form of restricted stock, vesting over three years, at his election. Each member of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee was entitled to one $30,000 annual retainer, paid in cash or restricted stock, vesting over three years, at the election of such independent director. Upon the transition to self-management on January 8, 2014, each of the then independent directors was granted 40,000 shares of the Company’s restricted stock vesting over a five-year period. Of the Company’s current Board of Directors, only Mr. Stanley received the January 8, 2014 award of 40,000 shares. As a result of his decision not to stand for re-election at the Annual Meeting, Mr. Stanley voluntarily forfeited 26,000 of the remaining 32,000 unvested shares from such award.

In respect of per meeting fees, independent directors received $2,000 for each Board or Board committee meeting the director attended in person ($2,500 for attendance by the chairperson of the Audit Committee at each meeting of the Audit Committee) and $1,500 for each meeting the director attended by telephone. If there was a meeting of the Board of Directors and one or more committees in a single day, the fees were limited to $2,500 per day ($3,000 for the chairperson of the Audit Committee if there was a meeting of such committee). Each of the Company’s independent directors could elect to forego receipt of all or any portion of the cash or equity compensation payable to them for service as one of our directors and direct that the Company pay such amounts to a charitable cause or institution designated by such director. The Company also reimbursed directors for their travel expenses incurred in connection with their attendance at Board of Directors and committee meetings and for other required meetings.

Previously, the Board of Directors approved certain transactions electronically and received $750 for each transaction reviewed and voted upon electronically with a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic review (including matters approved via unanimous written consent).

The Company also paid each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participated, solely in his capacity as an independent director of the Company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that did not exceed four hours; or

•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeded four hours.

In either of the above cases, the Company reimbursed, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director was not paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he was a director.

Current Director Compensation Effective January 1, 2015

In January 2015, the Compensation Committee completed a review of the compensation arrangements for the Board of Directors as part of the overall review and revision of the Company’s compensation practices and policies. The Compensation Committee engaged Semler Brossy to conduct a study of market practices based on the new peer group approved for reviewing executive pay. Semler Brossy recommended a number of changes to make the compensation for directors consistent with best practices among the Company’s peers and the Compensation Committee recommended these changes to the full Board of Directors.

Effective January 1, 2015, upon consideration of and consistent with the recommendations of the Compensation Committee and Semler Brossy, the Board of Directors approved and adopted the following retainers and fees for each independent director to replace the previously-established Board retainers and fees: a $60,000 annual cash retainer (the “Annual Cash Board Retainer”); meeting fees of $2,000 per in-person meeting and $1,500 per telephonic meeting for each meeting of the Board and of an established committee of the Board

(the “Meeting Fees” and, together with the Annual Cash Board Retainer, the “Board Cash Compensation”); and a $110,000 annual equity retainer in the form of deferred stock units (the “Annual Equity Board Retainer”). The Board Cash Compensation for 2015 is payable to the independent directors quarterly in arrears commencing with the end of the quarter ended March 31, 2015. The Annual Equity Board Retainer for 2015 was granted to each independent director on May 15, 2015 who was serving on such date (and to Mr. Ordan on his appointment in June 2015) and will be made in subsequent years at each regularly scheduled annual meeting of stockholders and if an independent director is elected to the Board between annual meetings of stockholders, a pro-rata Annual Equity Board Retainer will be made at such independent director’s election measured from the effective date of the election to the one-year anniversary of the previous year’s annual meeting of stockholders.

Additional annual leadership retainers are payable in cash as follows: the non-executive Chairman of the Board — $150,000; the Audit Committee Chair — $20,000; the Compensation Committee Chair — $15,000; and the Nominating and Corporate Governance Chair — $10,000.

The Annual Equity Board Retainer consists of deferred stock units, fully vested at issuance. The directors will generally agree to hold the deferred stock units for three years from the date of grant or, if they end their tenure for any reason prior thereto, the end of their tenure. The deferred stock units will entitle the holder to dividend equivalent payments consistent with the dividends paid on the Common Stock.

Special Activity Compensation for Directors

On January 12, 2015, the Board, in consultation with Semler Brossy, established compensation arrangements for independent directors who substantially increased their time commitments and leadership responsibilities while the Company completed its restatements, became current in its reporting obligations and transitioned to a permanent Chief Executive Officer. These compensation arrangements ended on March 31, 2015.

Interim Lead Independent Director

On December 31, 2014, the Board of Directors appointed Thomas A. Andruskevich as the Interim Lead Independent Director upon the commencement of Mr. Stanley’s service in his executive role. Mr. Andruskevich committed to devote 70% of his business time to this position and to leading two initiatives: the search and transition process for a permanent Chief Executive Officer and permanent independent Chairman of the Board; and the Board’s oversight of the Company’s operations. While in this role, which ended on March 31, 2015, Mr. Andruskevich received $100,000 per month in lieu of the annual retainer of the Lead Independent Director and fees for any Board or committee meeting principally devoted to one or both initiatives described above. Mr. Andruskevich continued to receive all other Board and committee retainers and fees.

Audit Committee Leadership

On January 12, 2015, the Board of Directors established interim compensation arrangements for two members of the Audit Committee, Messrs. Michelson and Frank, in recognition of their respective roles and effort in overseeing the Audit Committee Investigation and the process of the Company becoming current in its SEC reporting obligations. For the period from September 7, 2014 through December 14, 2014 in the case of Mr. Michelson, and for the period from December 15, 2014 through March 30, 2015 in the case of Mr. Frank, each received $50,000 per month in lieu of Audit Committee meeting fees and the other fees referred to in the following sentence. During the period when Mr. Michelson or Mr. Frank was entitled to receive the fees described in the preceding sentence, the other was entitled to receive, in addition to regular Audit Committee meeting fees, a fee of $2,500 (not subject to the daily meeting fee limit) for each day on which he attended one or more in-person or telephonic meetings with the Audit Committee’s advisors or the Company’s independent registered public accounting firm pertaining to the investigation or the process of the Company becoming current in its SEC reporting obligations. Each of Messrs. Michelson and Frank received all other Board and committee retainers and fees. On December 31, 2014, Mr. Frank became Chairman of the Audit Committee in a planned transition from Mr. Michelson.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The table below presents the members of the Compensation Committee and their respective service terms beginning January 1, 2014. During the fourth quarter of 2013, the Compensation Committee was composed of Leslie D. Michelson (Chairman), Edward G. Rendell and Scott J. Bowman. With the exception of Mr. Stanley, who served as an executive officer of the Company from December 15, 2014 through March 31, 2015 (after the conclusion of his tenure as a member of the Compensation Committee), none of these persons had, at any time, served as an officer or employee of the Company and none of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Name	Dates
Scott J. Bowman (Former Director)*	January 1, 2014 – September 8, 2014
Edward G. Rendell (Former Director)*	January 1, 2014 – April 1, 2015
Leslie D. Michelson (Former Director)*(1)	January 1, 2014 – November 19, 2014
William G. Stanley (Independent Director)(2)	January 3, 2014 – December 14, 2014
Thomas A. Andruskevich (Independent Director)(3)	November 20, 2014 – Present
Bruce D. Frank (Independent Director)	November 20, 2014 – Present
Julie G. Richardson (Independent Director)	April 1, 2015 – Present

*	Tenure on the Compensation Committee began prior to January 1, 2014.
(1)	Mr. Michelson served as the Compensation Committee Chairman until November 19, 2014.
(2)	Mr. Stanley served as the Company’s Interim Chief Executive Officer from December 15, 2014 until March 31, 2015.
(3)	Mr. Andruskevich has served as a member and Chairman of the Compensation Committee since November 20, 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Thomas A. Andruskevich
(Chairman)
Bruce D. Frank
Julie G. Richardson

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides certain summary information for the fiscal year ended December 31, 2014 relating to compensation paid to, or accrued by us, on behalf of, persons serving as our Chief Executive Officers and our Chief Financial Officers in 2014, each of our three other most highly compensated executive officers for fiscal 2014, and one additional NEO, who would have qualified as one of the other three most highly paid officers if she had served as an executive officer at December 31, 2014. As noted in the “Compensation Discussion and Analysis” above, the footnotes to this table and “— Payments upon Termination or Change in Control” below, the former executives did not retain the full compensation initially awarded to them during fiscal 2014, in connection with their resignations. As such, in a separate tabular presentation to the right of the “Summary Compensation Table” below, we have also presented the fiscal 2014 compensation, net of amounts relinquished by the former executives upon resignation. Additionally, we have presented summary compensation information for each of Mr. Kay and Ms. Beeson for fiscal 2013, as they were the only 2013 named executive officers with employment agreements which were effective as of December 31, 2013. The detail summary and philosophy regarding the information presented below is further discussed in the “Compensation Discussion and Analysis” section above.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)		Stock Awards ($)(7)		All Other Compensation ($)(15)	Total Compensation ($)
Current Executives
Michael J. Sodo	2014	$154,539	$292,500	(3)(4)	$200,018	(8)	$35,283	$682,340
Executive Vice President,
Chief Financial Officer and
Treasurer

Paul McDowell	2014	435,235	300,000	(3)	244,916		48,044	1,028,195
President, Office &
Industrial Group

Thomas W. Roberts	2014	389,146	1,896,921	(3)(4)(5)	2,787,291		123,016	5,196,374
Executive Vice
President, Real Estate

Michael T. Ezzell	2014	327,917	725,000	(3)(4)	606,141		58,502	1,717,560
Executive Vice
President, Private
Capital Markets

Interim Chief Executive Officer

William G. Stanley	2014	82,258	—		—		—	82,258
Interim Chief
Executive Officer(1)

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)		Stock Awards ($)(7)		All Other Compensation ($)(15)	Total Compensation ($)	Net Total Compensation for Former Executives as of Resignation($)
Former Executives
Nicholas S. Schorsch	2014	1,032,443	—		90,197,551	(9)	3,815,372	95,045,366	$13,837,815
Chief Executive Officer

David S. Kay	2014	627,917	—		13,626,025	(10)	774,351	15,028,293	1,402,268
Chief Executive	2013	25,000	4,615,000	(4)(6)	3,216,548	(11)	—	7,856,548	4,640,000
Officer

Brian S. Block	2014	401,773	—		25,450,350	(12)	923,128	26,775,251	1,324,901
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Lisa E. Beeson	2014	480,000	—		6,717,017	(13)	230,533	7,427,550	710,533
Chief Operating Officer	2013	68,182	750,000	(4)	732,313	(14)	—	1,550,495	993,444

(1)	Compensation presented in this table represents amounts earned while serving in the capacity of Interim Chief Executive Officer. Refer to “Compensation Discussion and Analysis” above and to “— Compensation of Directors” below for amounts paid while serving in capacity of a director.
(2)	Reflects salary earned while employed by the Company. None of the current or former executives were employed by the Company for the full year.
(3)	Includes a cash bonus paid to each of Messrs. Sodo, McDowell, Roberts and Ezzell, of $192,500, $300,000, $340,000 and $225,000, respectively, in 2015 in recognition of performance in 2014.
(4)	Reflects cash retention, sign-on and other awards paid in connection with the commencement of the NEO’s employment.
(5)	Includes $756,921 of aggregate bonuses earned related to real estate acquisitions in 2014.
(6)	Includes a $15,000 signing bonus.
(7)	Reflects the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation and the assumptions used, see Note 19 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the current officers, or in the case of the former executives, the values that were actually realized. The underlying grants are presented in further detail in the “Grants of Plan-Based Awards” table below.
(8)	Includes fully vested shares of Common Stock issued with a grant date fair value of $100,009, computed in accordance with FASB ASC Topic 718.
(9)	Includes 2.0 million restricted shares of Common Stock with a grant date fair value of $25.3 million issued under the Equity Plan and LTIP units with a grant date fair value of $64.9 million issued under the OPP. All outstanding interests in the OPP and 1.0 million of the restricted shares of Common Stock were relinquished upon Mr. Schorsch’s resignation. Although 1.0 million shares were vested and retained by Mr. Schorsch upon resignation, these shares are subject to clawback by the Company if in any proceeding in which Mr. Schorsch is a party, after all appeals, he is found to have breached his fiduciary duty of loyalty or is found to have committed or admits to fraud or misconduct by him, in connection with his responsibilities as a director or officer of the Company. The vested 1.0 million restricted shares had a fair value upon vesting of $9.0 million.
(10)	Includes 331,675 restricted shares of Common Stock with a grant date fair value of $4.0 million, 165,838 fully vested shares of Common Stock, with a grant date fair value of $2.0 million and 877,118 LTIP units issued under the OPP in January 2014, with a grant date fair value of $7.6 million. All of these shares of Common Stock and outstanding interests in the OPP were relinquished upon Mr. Kay’s resignation. In addition, the Company granted Mr. Kay 1,754,236 LTIP units and 169,205 performance stock units in October 2014. As these were relinquished in December 2014 upon Mr. Kay’s resignation, which was within the same reporting period as the grant date, the grant date fair value of the stock awards was not computed and therefore is not included in the table above.
(11)	Reflects the grant date fair value of retention stock awards granted by the Company in connection with the commencement of the named executive officer’s employment. These shares were relinquished upon the respective resignation of Mr. Kay.
(12)	Includes restricted shares of Common Stock, with a grant date fair value of $10.2 million and LTIP units, with a grant date fair value of $15.3 million, issued under the OPP. All of these shares of Common Stock and outstanding interests in the OPP were relinquished upon Mr. Block’s resignation.
(13)

Includes 83,126 restricted shares of Common Stock with a grant date fair value of $992,524 and 657,839 LTIP units issued under the OPP, with a grant date fair value of $5.7 million. All of these shares of Common Stock and outstanding interests in the OPP were relinquished upon Ms. Beeson’s resignation. In addition, the Company granted Ms. Beeson

219,280 LTIP Units and 84,603 performance stock units in October 2014. As these were relinquished in December 2014 upon Ms. Beeson’s resignation, which was within the same reporting period as the grant date, the grant date fair value of the stock awards was not computed and therefore is not included in the table above.
(14)	Reflects the grant date fair value of retention stock awards granted by the Company in connection with the commencement of the NEO’s employment. On December 6, 2014, one-third of the 57,212 restricted shares of Common Stock that were issued to Ms. Beeson on December 6, 2013 became vested and had a fair value upon vesting of $175,262. This was the only portion of the award that was retained by Ms. Beeson, and the remaining portion of the award was relinquished upon her resignation.
(15)	The table below shows the components of “All Other Compensation” for 2014, which includes dividends paid on restricted shares of Common Stock and LTIP units, vacation benefits, 401(K) matching contributions, long-term disability insurance and other taxable fringe benefits.

Name	Dividends on Restricted Shares of Common Stock	Dividends on LTIP Units	Vacation Benefits	401(k) Match	Other		Total
Current Executives
Michael J. Sodo	$2,537	$—	$—	$—	$32,746	(1)	$35,283
Paul H. McDowell	13,724	—	—	—	34,320	(2)	48,044
Thomas W. Roberts	115,386	—	—	6,750	880	(3)	123,016
Additional Executive
Michael T. Ezzell	50,872	—	—	6,750	880	(3)	58,502

Former Executives
Nicholas S. Schorsch	$2,152,253	$741,822	$193,194	$—	$728,103	(4)	$3,815,372
David S. Kay	333,816	171,330	113,320	—	155,885	(5)	774,351
Brian S. Block	731,666	145,309	46,153	—	—		923,128
Lisa E. Beeson	88,020	70,937	63,063	8,513	—		230,533

(1)	Mr. Sodo’s taxable fringe benefits related to rent expense for an apartment in New York of $32,746, which includes tax gross-ups.
(2)	Reflects the Company’s reimbursement of Mr. McDowell’s annual life insurance premium, as required by his employment agreement.
(3)	Represents long-term disability insurance costs.
(4)	Mr. Schorsch’s taxable fringe benefits primarily related to car service, driver and security personnel of $433,000, tax preparation, financial planning and a financial assistant of $130,000, life insurance of $145,000 and $20,000 of medical and dental insurance.
(5)	Mr. Kay’s taxable fringe benefits primarily related to non-business related airfare costs of $83,000, rent expense for an apartment in New York of $50,000 and the purchase of a bicycle for $20,000.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to awards granted to current and former executive officers during the fiscal year ended December 31, 2014. As noted in “Compensation Discussion and Analysis” above, the table in “— Summary Compensation Table” above, the footnotes to this table and in “— Payments upon Termination or Change in Control” below, the former executives did not retain the full compensation initially awarded to them during fiscal 2014, in connection with their resignations. As such, in a separate tabular presentation to the right of the table below, we have also presented the total 2014 stock award grants, net of amounts relinquished by the former executives upon resignation. No other grants of plan-based awards were made to the named executive officers during fiscal 2014.

			Estimated Possible Payouts under Non-equity Incentive Plan Awards*			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)**
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current Executives
Michael J. Sodo(1)	8/26/14	7/15/14	$—	$—	$—	—	—	—	7,611	$100,009	(2)
	8/26/14	7/15/14				—	—	—	7,611	100,009
			160,000	320,000	480,000	—	—	—	—	—

Paul H. McDowell	3/17/14	5/29/14	—	—	—	—	—	—	17,163	244,916
			180,000	N/A	497,110	—	—	—	—	—

Thomas W. Roberts	2/14/14	2/10/14	—	—	—	—	—	—	58,436	808,170
	10/15/14	10/15/14	—	—	—	—	—	—	168,723	1,979,121
			N/A	N/A	400,000	—	—	—	—	—

Michael T. Ezzell	2/14/14	2/10/14	—	—	—	—	—	—	43,828	606,141
			N/A	N/A	350,000	—	—	—	—	—

Interim Chief Executive Officer

William G. Stanley	—	—	—	—	—	—	—	—	—	—	(3)

												Net Award ($) for Former Executives as of Resignation
Former Executives

Nicholas S. Schorsch	1/8/14	12/29/13	—	—	—	—	—	—	2,000,000	25,320,000	(4)	$8,990,000
	1/8/14	12/29/13	—	—	—	N/A	3,727,702	7,455,404	—	64,877,551	(5)	—
			2,750,000	3,850,000	4,950,000	—	—	—	—	—	(8)	—

David S. Kay	1/8/14	12/29/13	—	—	—	N/A	438,559	877,118	—	7,632,652	(5)	—
	10/1/14	9/9/14	—	—	—	N/A	877,118	1,754,236	—	—	(5)(6)	—
	10/1/14	9/9/14	—	—	—	—	—	—	165,838	2,000,006	(7)	—
	10/1/14	9/9/14	—	—	—	—	—	—	331,675	3,993,367	(7)	—
	10/8/14	9/9/14	—	—	—	N/A	84,603	169,205	—	—	(6)	—
			1,035,370	1,725,616	2,413,863	—	—	—	—	—	(8)	—

Brian S. Block	1/8/14	12/29/13	—	—	—	—	—	—	804,506	10,185,046	(7)	—
	1/8/14	12/29/13	—	—	—	N/A	877,118	1,754,236	—	15,265,304	(5)	—
			750,000	1,250,000	1,750,000	—	—	—	—	—	(8)	—

Lisa E. Beeson	1/8/14	12/29/13	—	—	—	N/A	328,920	657,839	—	5,724,493	(5)	—
	10/6/14	10/6/14	—	—	—	—	—	—	83,126	992,524	(7)	—
	10/8/14	10/6/14	—	—	—	N/A	109,640	219,280	—	—	(5)(6)	—
	10/8/14	9/9/14	—	—	—	N/A	42,302	84,603	—	—	(6)
			552,740	829,110	1,105,480	—	—	—	—	—	(8)	—

*	Payments were not subject to formulaic metrics and were to be determined by the Compensation Committee, in its discretion. Refer to the Bonus column of the table in “— Summary Compensation Table” for actual amounts paid to the current executives.
**	Unless otherwise stated, all awards were made under the Equity Plan. The grant date value of each award was computed in accordance with FASB ASC Topic 718. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the current officers, or in the case of the former executives, the values, that were actually realized.
(1)	Under the Sodo Employment Agreement, as defined below, no threshold, target or maximum cash bonus opportunities are provided. We have presented threshold, target, maximum cash payments under his original employment letter, however, which was in effect as of December 31, 2014.
(2)	Reflects total shares issued and related fair market value. Upon issuance, Mr. Sodo forfeited 2,468 shares with a fair market value of $32,430 for withholding taxes.
(3)	Mr. Stanley received no stock awards in respect of his service as Interim CEO. See “— Compensation of Directors” below for stock awards granted to Mr. Stanley in respect of his service as independent director.
(4)	Upon Mr. Schorsch’s resignation, 1.0 million restricted shares of Common Stock were relinquished. In connection with Mr. Schorsch’s resignation, 1.0 million shares vested. These shares are subject to clawback by the Company if in any proceeding in which Mr. Schorsch is a party, after all appeals, he is found to have breached his fiduciary duty of loyalty or is found to have committed or admits to fraud or misconduct by him, in connection with his responsibilities as a director or officer of the Company.
(5)	Reflects awards made under the OPP. Upon resignation of the NEO, all outstanding interests in the OPP were relinquished.
(6)	As these stock awards were relinquished upon the NEO’s resignation in December 2014, which was within the same reporting period as the grant date, the grant date fair value of the stock awards was not computed and therefore the grant date fair value of such awards are not shown in the table above.
(7)	Upon resignation of the NEO, all shares of Common Stock related to this grant were relinquished.
(8)	As previously discussed, no annual bonus payments were made to the former executives in respect of fiscal 2014.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2014

The following table provides a summary of the shares of restricted stock issued to current and former executive officers, which had not vested as of December 31, 2014. As disclosed in footnote 6 below, the former executives forfeited all unvested stock awards and all outstanding interests in the OPP upon their respective resignations. The market value of restricted stock awards is based on the closing price of a share of the Common Stock on December 31, 2014, which was $9.05.

	Stock Awards
Name	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
Current Executives
Michael J. Sodo	7,611	(1)	$68,880
Paul H. McDowell	17,163	(2)	155,325
Thomas W. Roberts	227,159	(3)	2,055,789

Additional Executive
Michael T. Ezzell	43,828	(4)	396,643

Interim Chief Executive Officer
William G. Stanley(5)	—		—

Former Executives
Nicholas S. Schorsch(6)	—		—
David S. Kay(6)	—		—
Brian S. Block(6)	—		—
Lisa E. Beeson(6)	—		—

(1)	Granted on August 26, 2014. These restricted shares vest in four equal installments on each of the first, second, third and fourth anniversaries of Mr. Sodo’s start date with the Company on August 5, 2014.

(2)	Granted on March 17, 2014. These restricted shares vest in three equal installments on each of the first, second and third anniversaries of the grant date.
(3)	58,436 of the restricted shares were granted on February 14, 2014 and vest in five equal installments on each of the first, second, third, fourth and fifth anniversaries of the grant date; 168,723 were granted on October 15, 2014 and vest in three equal installments on each of the first, second and third anniversaries of the grant date.
(4)	Granted on February 14, 2014. These restricted shares would have vested in five equal installments on each of the first, second, third, fourth and fifth anniversaries of the grant date, but were forfeited upon Mr. Ezzell’s departure in June 2015.
(5)	No restricted stock awards were issued to Mr. Stanley in respect of his service as Interim Chief Executive Officer.
(6)	Any unvested restricted shares of Common Stock or outstanding interests in the OPP were forfeited upon the respective named executive officer’s resignation, which preceded December 31, 2014.

STOCK VESTED

The following table provides a summary of the shares of stock issued to current and former executive officers, which vested during the year ended December 31, 2014. As noted in “Compensation Discussion and Analysis” above, the table in “— Summary Compensation Table” above, the footnotes to this table and in “— Payments upon Termination or Change in Control” below, Mr. Kay did not retain any shares of stock that vested during fiscal 2014 upon resignation. As such, in a separate tabular presentation to the right of the table, we have also presented the vested shares of Common Stock, net of amounts relinquished upon resignation. The market value of restricted vested shares is based on the closing price of the Company’s Common Stock on the respective vesting date.

Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)
Current Executives
Michael J. Sodo	7,611	(1)	$100,009	(1)
Paul H. McDowell	—		—
Thomas W. Roberts	—		—
Additional Executive
Michael T. Ezzell	—		—
Interim Chief Executive Officer
William G. Stanley	—		—

					Net Value Realized on Vesting and Retained as of Resignation($)
Former Executives
Nicholas S. Schorsch	1,000,000	(2)	$8,990,000	(2)	$8,990,000
David S. Kay	165,838	(3)	2,000,006	(3)	—
Brian S. Block	—		—		—
Lisa E. Beeson	19,071	(4)	175,262	(4)	175,262

(1)	Reflects fully vested shares of Common Stock issued to Mr. Sodo, of which 2,468 shares with a fair market value of $32,430 were immediately forfeited to pay withholding taxes.
(2)	In connection with Mr. Schorsch’s resignation, 1.0 million shares vested. These shares are subject to clawback by the Company if in any proceeding in which Mr. Schorsch is a party, after all appeals, he is found to have breached his fiduciary duty of loyalty or is found to have committed or admits to fraud or misconduct by him, in connection with his responsibilities as a director or officer of the Company. For additional detail regarding the vesting of the 1.0 million shares, refer to “— Payments upon Termination or Change in Control” below.

(3)	Upon resignation of Mr. Kay, all shares of Common Stock related to this grant were relinquished.
(4)	Reflects vesting, on December 6, 2014, of one-third of the 57,212 restricted shares of Common Stock that were issued to Ms. Beeson on December 6, 2013. These shares were retained by Ms. Beeson subsequent to her resignation.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Equity Plan

As it applies to outstanding awards as of December 31, 2014, the Equity Plan provides that in the event of a change in control (as defined therein), all outstanding awards become fully vested and that any performance conditions on awards are deemed fully achieved.

Current Executives

Michael J. Sodo

Mr. Sodo was appointed as Executive Vice President, Chief Financial Officer and Treasurer of the Company effective October 29, 2014. However, he only entered into an employment agreement with the Company (the “Sodo Employment Agreement”) in respect of the position of chief financial officer on January 9, 2015. Therefore, for the purposes of “— Termination Scenario Table” below, we have presented Mr. Sodo’s termination scenarios as set forth under his initial employment arrangement which was entered into in July 2014 when Mr. Sodo joined the Company as Senior Vice President, Director of Financial Reporting and Treasury. Such arrangement was still in effect as of December 31, 2014 and constituted an at-will arrangement with no specific payouts specified upon any particular termination scenarios. For the purposes of this section, we have described Mr. Sodo’s various termination scenarios below as set forth in the Sodo Employment Agreement, which are quantified in a footnote to the table contained in “— Termination Scenario Table” below.

Death or Disability: If Mr. Sodo’s employment with the Company should terminate during the term of the Sodo Employment Agreement due to his death or at the election of the Company due to his Disability (as defined in the Employment Agreement), then the Company will provide Mr. Sodo with the Accrued Benefits (comprised of (i) any earned and accrued but unpaid installment of base salary through the termination date, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date and (iii) all other applicable payments or benefits to which Mr. Sodo is entitled under, and paid or provided in accordance with, the terms of any Company-sponsored employee benefit plans) and any accrued but unpaid annual cash bonus for the year prior to the year of termination, if applicable. In addition, upon any such termination for death or Disability, any unpaid portion of Mr. Sodo’s promotion cash grant will become payable in full, and Mr. Sodo’s promotion share grant and any previously granted annual stock bonus will become fully vested and all restrictions thereon will lapse on the termination date, subject to the achievement of any applicable performance-vesting criteria applicable to Mr. Sodo’s equity awards prior to the termination date.

Termination by the Company without Cause or by Mr. Sodo for Good Reason: If Mr. Sodo’s employment with the Company should terminate during the term of the Employment Agreement at the election of the Company without Cause (as defined in the Employment Agreement), or upon a resignation by Mr. Sodo for Good Reason (as defined in the Employment Agreement), then the Company will pay Mr. Sodo (i) the Accrued Benefits, (ii) any accrued but unpaid annual cash bonus for the calendar year prior to the year in which termination occurs, and subject to signing a general release of claims, (iii) an amount equal to (y) twelve (12) months base salary plus (z) an amount equal to the target level of the annual cash bonus for the calendar year in which the termination occurs. Solely for purposes of calculating such severance payment, the target level of Mr. Sodo’s annual cash bonus will not be less than his annual base salary. In addition, upon any such termination without Cause or for Good Reason, any unpaid portion of the promotion cash grant will become payable in full, and the promotion share grant and any previously granted annual stock bonus will become fully vested and all restrictions thereon will lapse on the termination date, subject to the achievement of any applicable performance-vesting criteria applicable to Mr. Sodo’s awards prior to the termination date. Mr. Sodo will generally be subject to one-year post-employment noncompetition and non-solicitation covenants.

Termination by the Company for Cause, by Mr. Sodo without Good Reason or a Non-Renewal of the Sodo Employment Agreement: If Mr. Sodo’s employment with the Company should be terminated during the term of the Employment Agreement by the Company for Cause, by Mr. Sodo without Good Reason or upon the non-renewal of the term by either party, the Company will pay Mr. Sodo only the Accrued Benefits and the Company will have no further obligations to Mr. Sodo under the Employment Agreement.

Paul H. McDowell

Mr. McDowell is party to an employment arrangement which became effective with the Company on January 8, 2014. Details of his termination scenarios are presented below.

Death or Disability: If Mr. McDowell’s employment arrangement is terminated due to his death or at the election of the Company due to his disability, Mr. McDowell will be entitled to the “Accrued Benefits” which shall collectively consist of: (i) any earned and accrued but unpaid base salary through the date of termination; (ii) reimbursement of unreimbursed insurance premiums for the calendar year prior to the date of termination; (iii) payment for any accrued but unused vacation; (iv) reimbursement for any unreimbursed business expenses incurred through the date of termination; (v) payment of any accrued but unpaid tax indemnification payment; and (vi) all other applicable payments under the Company’s benefits plans. In addition to the Accrued Benefits, Mr. McDowell would be due any accrued but unpaid annual bonus for the year prior to the year of termination and a pro rata bonus for the year in which such termination occurs. Additionally, any outstanding restricted equity issued to Mr. McDowell will vest in this scenario, subject to the terms and conditions of his equity awards.

Termination by the Company without Cause; Non-Renewal by the Company: If Mr. McDowell’s employment arrangement is terminated by the Company without Cause (as defined in his employment arrangement) or due to a non-renewal of his employment arrangement, Mr. McDowell will be entitled to: (i) the Accrued Benefits; (ii) a payment equal to the sum of: (A) the remaining base salary due for the remainder of the initial term of the arrangement; (B) an amount equal to the minimum bonuses due through the remainder of the initial term; (C) an amount equal to continued base salary for a period of up to 14 months following termination based upon the Company’s election whereby Mr. McDowell will be restricted from competition with the Company and solicitation of the Company’s clients and investors during such period (the “Election Period”); and (D) a pro rata minimum bonus determined by the length of the Election Period; (iii) any accrued but unpaid bonus for the year prior to the year of termination; (iv) a pro rata annual bonus; (v) subject to certain conditions, health coverage for 18 months following termination; (vi) subject to certain conditions, continued payment of life insurance premiums and disability coverage for 24 months following termination; and (vii) immediate vesting of all outstanding and unvested restricted share awards and other equity rights, unless superseded by the terms of an applicable award. Any severance benefits will be contingent upon Mr. McDowell’s execution of a release of claims against the Company.

Termination by the Company for Cause, Voluntary Resignation by Mr. McDowell or Non-Renewal by Mr. McDowell: Only the Accrued Benefits would be due to Mr. McDowell in connection with a termination by the Company for Cause, upon Mr. McDowell’s voluntary resignation or a non-renewal of Mr. McDowell’s employment arrangement by Mr. McDowell.

Thomas W. Roberts

Under the terms of the current employment letter, Mr. Roberts is entitled to severance benefits in connection with a termination of Mr. Roberts’ employment by the Company without Cause (as defined in his employment letter). Certain of his equity will vest in certain other scenarios though, as described further below.

Death or Disability: To the extent equity awards issued to Mr. Roberts provided for vesting upon his death or disability, Mr. Roberts’ equity issued pursuant to such awards will vest.

Termination by the Company without Cause: In connection with a termination of Mr. Roberts’ employment by the Company without Cause, Mr. Roberts would be due an amount equal to his trailing 12 months’ annual cash compensation (inclusive of his then current base salary, together with any annual cash bonus paid in the 12-month period prior to his termination). Additionally, he will be entitled to full vesting of his equity awards. Mr. Roberts will be subject to a one-year post-employment non-competition covenant.

Resignation by Mr. Roberts with Good Reason: Although Mr. Roberts’ employment letter does not provide additional payouts in connection with his resignation from the Company with Good Reason, certain of Mr. Roberts’ equity will accelerate and become fully vested should he resign with Good Reason (as defined in the applicable equity award).

Additional Executive

Michael T. Ezzell

Mr. Ezzell was party to an at-will employment letter with the Company. Therefore, in connection with the termination of his employment, there were no specific payouts provided for in his employment letter. However, pursuant to certain termination scenarios, such as a termination of Mr. Ezzell’s employment by the Company without Cause or upon Mr. Ezzell’s death or disability, certain of his equity would have vested pursuant to the terms of his applicable equity awards, subject to his execution of a release of claims against the Company. For details of the compensation received by Mr. Ezzell upon his departure from the Company, which occurred effective June 10, 2015, see “— 2014 Named Executive Officer Compensation Decisions — Additional Executive.”

Interim Executive

William G. Stanley

On December 15, 2014, the Board appointed William G. Stanley, then the Company’s Lead Independent Director, to serve in the full-time positions of Interim Chief Executive Officer and Interim Chairman of the Board. While in this role, Mr. Stanley received $150,000 per month (the “Monthly Retainer”) in lieu of any other Board cash retainers and cash fees. Mr. Stanley continued to be eligible to receive the equity retainer payable to directors. In connection with the appointments of Glenn J. Rufrano as Chief Executive Officer and Hugh R. Frater as Non-Executive Chairman of the Board, each effective April 1, 2015, Mr. Stanley resigned from his positions as Interim Chief Executive Officer and Interim Chairman of the Board on such date. Mr. Stanley’s position as Interim Chief Executive Officer was not documented in a formal employment agreement and he was due no additional fees or benefits upon his resignation on April 1, 2015, aside from any accrued and unpaid amounts of his Monthly Retainer.

Former Executives

Nicholas S. Schorsch, David S. Kay, Lisa E. Beeson and Brian S. Block

As depicted in “— Termination Scenario Table” below, each of Nicholas S. Schorsch, David S. Kay, Lisa E. Beeson and Brian S. Block voluntarily resigned from the Company prior to December 31, 2014. Therefore, in the table, we have only presented the actual payouts made to each of these individuals in respect of his or her voluntary resignation as it occurred. The details of the actual payments made in connection with their resignations are further described below.

Nicholas S. Schorsch

In connection with Mr. Schorsch’s resignation on December 12, 2014 from all of his capacities with the Company, the Operating Partnership, the Company’s subsidiaries and certain Company-related entities (including the non-traded REITs sponsored or managed by the Company or its affiliates), Mr. Schorsch entered into an agreement (the “Schorsch Separation Agreement”) with the Company on such date pursuant to which he received accrued and unpaid salary (including salary in lieu of accrued but unused vacation), reimbursement of expenses and other accrued and vested benefits in accordance with the Company’s retirement, pension or benefit arrangements, in each case only due and owing up to and including December 12, 2014, as well as Company-paid medical and dental coverage for him and his family for one year (to the extent then currently provided) and the first-year premium of his life insurance policy. In consideration for the accelerated vesting of 1,000,000 restricted shares of the Common Stock (the “Subject Shares”) previously granted to Mr. Schorsch pursuant to a retention award (the “Retention Award”) under his employment agreement, dated as of October 21, 2013 (as reformed pursuant to documentation executed contemporaneously with the Schorsch Separation Agreement and attached as exhibits thereto, the “Schorsch Employment Agreement”), Mr. Schorsch agreed to relinquish and forfeit the other 1,000,000 restricted shares previously granted under the Retention Award that might otherwise vest subsequent to December 12, 2014, any participation or award under the OPP and any other equity award under the Schorsch Employment Agreement. Mr. Schorsch further agreed that the Subject Shares were in full satisfaction of any amounts currently owed to him or that may become owed to him in the future under the Schorsch Employment Agreement, a related restricted stock agreement, the OPP or any other compensatory or incentive arrangement (written or oral) or other document that Mr. Schorsch had entered into with the Company or the Operating Partnership, except for those described in the second sentence of this paragraph. Mr. Schorsch also agreed to use all reasonable efforts to cooperate with the Company and the Operating Partnership in connection with any restatements of previously-issued financial statements and similar matters. Certain provisions of the Schorsch Employment Agreement that survive the end of Mr. Schorsch’s employment will remain in effect, including Mr. Schorsch’s right to receive continuing directors’ and officers’ insurance coverage.

The Subject Shares are subject to a clawback pursuant to which Mr. Schorsch has agreed to deliver the Subject Shares (together with the amount of dividends thereon declared and received after December 12, 2014) promptly to the Company if (a) a final adjudication is entered by a court of competent jurisdiction in a proceeding in which Mr. Schorsch is a party (as to which all rights of appeal have been exhausted or lapsed) finding that Mr. Schorsch breached his fiduciary duty of loyalty or (b) there is a finding or admission of fraud or misconduct by Mr. Schorsch in connection with any regulatory, administrative or other proceeding in which Mr. Schorsch is a party (as to which all rights of appeal have been exhausted, forfeited or lapsed), in the case of either (a) or (b) in connection with his responsibilities as an officer or director of the Company.

David S. Kay

On December 14, 2014, Mr. Kay, the Company and the Operating Partnership entered into a separation agreement and release (the “Kay Separation Agreement”) in connection with Mr. Kay’s resignation from his positions with the Company, the Operating Partnership and all other positions with the Company’s subsidiaries and certain Company-related entities (including the non-traded REITs sponsored or managed by the Company or its affiliates) as of December 15, 2014. Pursuant to the Kay Separation Agreement, Mr. Kay was entitled to receive, through December 15, 2014, his accrued and unpaid salary (including salary in lieu of accrued but unused vacation), reimbursement of expenses and other accrued and vested benefits due in accordance with the Company’s retirement, pension or benefit arrangements. Mr. Kay agreed that he was not entitled to receive any unvested equity award, including a promotion grant of $4,000,000 in restricted shares, or any other payments and benefits under his amended and restated employment agreement, dated as of October 1, 2014, with the Operating Partnership (the “Kay Amended Employment Agreement”) or any participation in the OPP. The Company and Mr. Kay also agreed to rescind the transfer to Mr. Kay of fully vested shares of the Common Stock equal in value to $2 million originally issued to Mr. Kay on October 1, 2014 pursuant to the Kay Amended Employment Agreement, and Mr. Kay agreed to return such shares and all dividends paid with respect thereto to the Company prior to December 31, 2014. Such rescission was completed prior to December 31, 2014. Certain provisions of the Kay Amended Employment Agreement that survive the end of Mr. Kay’s employment will remain in effect, including Mr. Kay’s right to receive continuing directors’ and officers’ insurance coverage. Furthermore, the Company agreed to reduce the duration of Mr. Kay’s covenant not to compete from 12 to six months.

Lisa E. Beeson

On December 15, 2014, Ms. Beeson, the Company and the Operating Partnership entered into a separation agreement and release (the “Beeson Separation Agreement”) in connection with Ms. Beeson’s resignation from her positions with the Company, the Operating Partnership and all other positions with the Company’s subsidiaries and certain Company-related entities (including the non-traded REITs sponsored or managed by the Company or its affiliates) as of such date. Pursuant to the Beeson Separation Agreement, Ms. Beeson was entitled to receive, through December 15, 2014, her accrued salary (including salary in lieu of accrued but unused vacation), reimbursement of expenses, and other accrued and vested benefits due in accordance with the Company’s retirement, pension or benefit arrangements. Ms. Beeson agreed that she was not entitled to receive any unvested equity award or any other payments and benefits under her amended and restated employment agreement, dated as of October 1, 2014, with the Operating Partnership (the “Beeson Amended Employment Agreement”) or any participation in the OPP. Certain provisions of the Beeson Amended Employment Agreement that survive the end of Ms. Beeson’s employment will remain in effect including Ms. Beeson’s right to receive continuing directors’ and officers’ insurance coverage. Furthermore, the Company agreed to reduce the duration of Ms. Beeson’s covenant not to compete from 12 to six months.

Brian S. Block

In connection with Mr. Block’s October 28, 2014 resignation from all of his positions with the Company, the Operating Partnership, the Company’s subsidiaries and the certain Company-related entities (including the non-traded REITs sponsored or managed by the Company or its affiliates), he delivered a resignation letter to the Board of Directors. In the letter, Mr. Block confirmed that no portion of his retention awards or OPP award made pursuant to his employment agreement, dated as of October 21, 2013, had vested. Mr. Block also relinquished any portion of any equity awards that may have vested prior to his resignation date. Mr. Block remained entitled to receive any accrued and unpaid salary (including salary in lieu of accrued but unused vacation) and reimbursement of expenses.

TERMINATION SCENARIO TABLE

The table below provides certain estimates of the payments and benefits that would be provided under the following terminations as if they had occurred as of December 31, 2014. The value of vested equity is based on the closing price of the Common Stock on December 31, 2014 of $9.05. As noted in “— Payments upon Termination or Change in Control”, the terminations of the Former Executives identified below were considered voluntary resignations on the specific terms pursuant to which they departed from the Company. Amounts paid to the Former Executives upon termination, as presented in the table below, are exclusive of certain ordinary course compensation payments made during 2014 while the Former Executive was employed by the Company, such as base salary and other compensation. See “— Summary Compensation Table” and “Compensation Discussion and Analysis” above for the total net amount of 2014 compensation received by each of the departed named executive officers.

Name and Termination Scenario	Severance ($)		Vested Equity ($)	Benefits ($)		Total Payout ($)
Current Executives
Michael J. Sodo(1)
Death or Disability	$—		$68,880	$8,106	(7)	$76,986
Without Cause or Good Reason	—		68,880	8,106	(7)	76,986
For Cause or Non-Renewal	—		—	8,106	(7)	8,106
Voluntary Resignation	—		—	8,106	(7)	8,106
Change in Control	—		68,880	—		68,880
Paul H. McDowell
Death or Disability	180,000	(4)	155,325	75,856	(8)	411,181
Without Cause	1,436,884	(5)	155,325	119,356	(9)	1,711,565
For Cause or Non-Renewal	—		—	22,856	(7)	22,856
Voluntary Resignation	—		—	22,856	(7)	22,856
Change in Control	—		155,325	—		155,325
Thomas W. Roberts
Death or Disability	—		528,846	19,483	(7)	548,329
Without Cause or Good Reason	1,933,970	(6)	2,055,789	19,483	(7)	4,009,242
For Cause or Non-Renewal	—		—	19,483	(7)	19,483
Voluntary Resignation	—		—	19,483	(7)	19,483
Change in Control	—		2,055,789	—		2,055,789
Additional Executive
Michael T. Ezzell
Death or Disability	—		396,643	26,923	(7)	423,566
Without Cause	—		396,643	26,923	(7)	423,566
For Cause or Non-Renewal	—		—	26,923	(7)	26,923
Voluntary Resignation	—		—	26,923	(7)	26,923
Change in Control	—		396,643	—		396,643
Interim Chief Executive Officer
William G. Stanley(2)	—		—	—		—

Former Executives

Nicholas S. Schorsch(3)
Voluntary Resignation	—		8,990,000	193,194	(7)	9,183,194
David S. Kay(3)
Voluntary Resignation	—		—	113,320	(7)	113,320
Lisa E. Beeson(3)
Voluntary Resignation	—		—	63,063	(7)	63,063
Brian S. Block(3)
Voluntary Resignation	—		—	46,153	(7)	46,153

(1)	Mr. Sodo was not yet party to the Sodo Employment Agreement as of December 31, 2014. The table below provides the estimates of the payments and benefits that would have been provided under the following terminations as if they had occurred and if the Sodo Employment Agreement was in effect on its original terms as of December 31, 2014.

Name and Termination Scenario	Severance ($)	Vested Equity ($)	Benefits ($)		Total Payout ($)
Michael J. Sodo
Death or Disability	$696,667	$393,880	$8,106	(7)	$1,098,653
Without Cause or Good Reason	1,450,000	393,880	8,106	(7)	1,851,986
For Cause or Non-Renewal	—	—	8,106	(7)	8,106
Voluntary Resignation	—	—	8,106	(7)	8,106
Change in Control	—	68,880	—		68,880

(2)	As noted in “— Payments upon Termination or Change in Control” above, Mr. Stanley did not enter into a formal employment agreement with the Company upon his appointment as Interim Chief Executive Officer on December 15, 2014 and was only entitled to the Monthly Retainer. Therefore, no amounts have been presented for Mr. Stanley in connection with the termination of his service as Interim Chief Executive Officer.
(3)	Reflects actual amounts paid to the former executive upon their respective resignation.
(4)	Reflects a pro rata annual bonus for 2014.
(5)	Reflects remaining base salary and minimum bonuses through the end of the initial term and a pro rata annual bonus for 2014.
(6)	Reflects cash compensation received in the immediately preceding 12 months.
(7)	Reflects accrued vacation.
(8)	Reflects 18 months of health coverage and continued payment of life insurance premiums and accrued vacation.
(9)	Reflects 24 months of health coverage and continued payment of life insurance premiums and accrued vacation.

COMPENSATION OF DIRECTORS

The following table sets forth the information regarding the compensation of our current and former directors who served during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total Compensation ($)
William G. Stanley (3)	$170,500	$587,010	$—	$37,354	(4)	$794,864
Thomas A. Andruskevich	144,000	50,378	—	10,408	(5)	204,786
Bruce D. Frank	90,750	—	—	2,150	(5)	92,900

Former Directors

Nicholas S. Schorsch	$—	$—	$—	$—		$—
David S. Kay	—	—	—	—		—
William M. Kahane	53,827	556,778	—	10,400	(4)	621,005
Edward M. Weil, Jr.	57,327	556,778	—	10,400	(4)	625,505
Leslie D. Michelson	214,750	692,817	—	77,674	(6)	985,241
Scott J. Bowman	173,944	587,010	—	38,298	(7)	799,252
Edward G. Rendell	224,000	556,778	—	37,118	(8)	817,896
Scott P. Sealy, Sr.	72,694	50,378	—	1,200	(4)	124,272

(1)	For a description of the annual non-employee director retainer fees and related payments, please see “Compensation of the Board of Directors — Board of Director Compensation Prior to January 1, 2015.”

(2)	Reflects the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation and the assumptions used, see Note 19 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the named executive officers.
(3)	Excludes compensation while serving as Interim Chief Executive Officer. Refer to “— Summary Compensation Table” above for amounts paid while serving in capacity of Interim Chief Executive Officer. As discussed above, Mr. Stanley has since agreed to forfeit 26,000 of the remaining 32,000 unvested restricted shares he holds from his January 8, 2014 award of 40,000 restricted shares.
(4)	Represents dividends on restricted stock.
(5)	Represents reimbursement of travel and other expenses.
(6)	Includes dividends on restricted stock of $43,010 and reimbursement of travel and other expenses of $34,664.
(7)	Includes dividends on restricted stock of $33,541 and reimbursement of travel and other expenses of $4,757.
(8)	Includes dividends on restricted stock of $35,738 and reimbursement of travel and other expenses of $1,380.

SHARE-BASED COMPENSATION

Equity Plan

We have adopted the Equity Plan, which provides for the grant of stock options, stock appreciation rights, restricted shares of Common Stock, restricted stock units, dividend equivalent rights and other stock-based awards to our and our affiliates’ non-executive directors, officers and other employees and advisors or consultants who are providing services to us or our affiliates. We have authorized and reserved a total number of shares equal to 10.0% of the total number of issued and outstanding shares of Common Stock (on a fully diluted basis assuming the redemption of all limited partnership interests in the Operating Partnership (“OP Units”) for shares of Common Stock) to be issued at any time under the Equity Plan for equity incentive awards, excluding an initial grant of 167,400 shares to the Former Manager in connection with the IPO, all of which were vested as of December 31, 2014.

Director Stock Plan

We previously adopted a Non-Executive Director Stock Plan (the “Director Stock Plan”), which provides for the grant of restricted shares of Common Stock to each of our non-executive directors. Awards of restricted stock will vest in accordance with the award agreements, which generally provide for ratable vesting over a five-year period following the date of grant. The awards of restricted stock provide for “distribution equivalents” with respect to this restricted stock, whether or not vested, at the same time and in the same amounts as distributions are paid to the stockholders. At December 31, 2014, a total of 99,000 shares of Common Stock were reserved for issuance under the Director Stock Plan. We expect to issue deferred stock units to our non-executive directors going forward under the Equity Plan and, accordingly, do not currently expect to issue restricted shares under our Director Stock Plan.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to vote on a non-binding advisory resolution approving the named executive officers’ compensation described herein. This proposal, known as a “say on pay” proposal, gives the Company’s stockholders the opportunity to express their views on named executive officer’s compensation. Approval of this non-binding advisory vote will be secured by an affirmative vote of a majority of the votes cast with respect to this proposal. As the Company has previously disclosed, the Company has determined to hold this vote annually until the next required vote on the frequency of holding a vote on our “say on pay” proposal (the 2020 Annual Meeting of Stockholders).

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in “Compensation Discussion and Analysis,” “Compensation Tables” and related narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS RESOLUTION.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this Proxy Statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Stock Ownership by Directors, Executive Officers and Certain Stockholders

The following table sets forth information regarding the beneficial ownership of the Common Stock as of August 13, 2015, in each case including shares of Common Stock which such persons have a right to acquire within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s current executive officers and directors and the director nominees;

•	all of the Company’s current executive officers, directors and director nominees as a group; and

•	each of the former executive officers, which figures may include ownership of OP Units.

	Percentage of Common Stock
Name of Beneficial Owner	Shares Owned(4)		Percentage(5)
The Vanguard Group(1)	125,307,575		13.49%
Corvex Management LP(2)	72,846,529		7.84%
Directors and Executive Officers(3)
Hugh R. Frater	12,049		*
Thomas A. Andruskevich (6)(7)	150,625		*
Bruce D. Frank(7)	16,059		*
David B. Henry	—		*
Mark S. Ordan	11,835		*
Eugene A. Pinover	—		*
Julie G. Richardson(8)	29,449		*
William G. Stanley(7)(9)	114,195		*
Glenn J. Rufrano(10)	15,000		*
Michael J. Sodo(7)(11)	12,754		*
Lauren Goldberg(12)	—		*
Paul H. McDowell(7)(13)	34,019		*
Thomas W. Roberts(7)(14)	315,503		*
William C. Miller(15)	—		*

All directors and executive officers as a group	711,488		*

Former Executive Officers(16)
Nicholas S. Schorsch	15,368,970	(17)	1.65%
David S. Kay	—		*
Brian S. Block	731,661	(18)	*
Lisa E. Beeson	9,907		*
Michael T. Ezzell	27,442		*

*	Represents less than 1% of the shares of Common Stock outstanding.
(1)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(2)	The address for Corvex Management LP is 712 Fifth Avenue, 23rd Floor, New York, New York, 10019.
(3)	The address for each of these persons is c/o VEREIT, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016.
(4)

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of Common Stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(5)	The total number of shares of Common Stock represents 928,847,091 shares outstanding as of August 13, 2015, which includes (i) 1,619,972 shares of Common Stock granted to our independent directors, employees and certain non-employees that are subject to certain vesting restrictions, (ii) 72,080 deferred stock units granted to our independent directors and (iii) 23,763,797 OP units that are exchangeable for cash or, at our option as general partner of the Operating Partnership, shares of our Common Stock on a one-to-one basis. OP Units are exchangeable, except under certain limited circumstances, beginning one year from the date of issuance, which includes the holding period of any units that were converted into OP Units (e.g., LTIP Units) and have no expiration date.
(6)	Includes 129,873 shares of Common Stock held in the Thomas A. Andruskevich 2011 Revocable Trust.
(7)	Some shares are subject to certain vesting restrictions.
(8)	Includes 17,400 aggregate shares of Common Stock which were purchased in three separate tranches of 5,800 shares for three separate trusts of which Ms. Richardson is the trustee. Each trust benefits a separate child of Ms. Richardson.
(9)	Excludes 1,583 Series F Cumulative Redeemable Preferred Stock. This figure includes 26,000 restricted shares that Mr. Stanley has agreed to forfeit when he ceases being a member of the Board, as discussed above.
(10)	Excludes 341,356 time-based restricted stock units and 273,085 performance-based restricted stock units granted April 1, 2015.
(11)	Excludes 35,912 time-based restricted stock units and 35,912 performance-based restricted stock units granted April 1, 2015.
(12)	Excludes 22,100 time-based restricted stock units and 44,199 performance-based restricted stock units granted May 26, 2015.
(13)	Excludes 10,241 time-based restricted stock units and 20,481 performance-based restricted stock units granted April 1, 2015.
(14)	Excludes 34,136 time-based restricted stock units and 68,272 performance-based restricted stock units granted April 1, 2015.
(15)	Excludes 23,895 time-based restricted stock units and 47,789 performance-based restricted stock units granted April 1, 2015.
(16)	Based on information available to the Company.
(17)	Includes 14,368,970 OP units that are exchangeable for cash, or at our option as general partner of the Operating Partnership, shares of our Common Stock on a one-to-one basis.
(18)	Includes 719,837 OP units that are exchangeable for cash, or at our option as general of the Operating Partnership, shares of our Common Stock on a one-to-one basis.

Equity Compensation Plan Information

The following table shows the amount of securities remaining available for future issuance under our equity compensation plans as of December 31, 2014.

Plan category	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by security holders (Equity Plan)	88,310,013
Equity compensation plan not approved by security holders (2014 OPP)	—

Total	88,310,013

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2014, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, other than in relation to the following reports: a Form 4 for Bruce D. Frank for a disposition of 4,010 restricted shares of Common Stock on December 31, 2014, a Form 3 for Thomas A. Andruskevich triggered upon him joining our Board of Directors on February 7, 2014, a Form 4 for William G. Stanley for a purchase of 24,000 shares of Common Stock on May 23, 2014, a Form 3 for Michael T. Ezzell triggered upon him becoming an officer as of December 31, 2014, a Form 3 for Paul H. McDowell triggered upon him becoming an officer as of December 31, 2014 and a Form 3 for Thomas W. Roberts triggered upon him becoming an officer as of December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS WITH AR CAPITAL, LLC, RCS CAPITAL CORPORATION AND THEIR AFFILIATES

Throughout the early part of 2014 and in connection with various transactions, the Company entered into related party transactions with affiliates of AR Capital, LLC (“ARC”) and RCS Capital Corporation (“RCAP”), as further described below. A substantial majority of these transactions closed in the first quarter of 2014. The Company has since terminated its ongoing business relationship with such parties.

On December 31, 2014, our Board of Directors determined to assign responsibility for reviewing, and, if appropriate, approving related person transactions to its Nominating and Corporate Governance Committee. To implement this change, the Board adopted an amendment to the Bylaws to delete Section 3.11 (which had previously established a Conflicts Committee of the Board to review and, if appropriate, approve certain related person transactions) and amended the charters of the Audit Committee and the Nominating and Corporate Governance Committee. The amended charters of the Audit Committee and the Nominating and Corporate Governance Committee are available on the Company’s website at www.vereit.com.

Transition to Self-Management

Prior to January 8, 2014, the Former Manager, a wholly owned subsidiary of ARC, managed the Company’s affairs on a day-to-day basis, with the exception of certain acquisition, accounting and portfolio management services performed by employees of the Company. On January 8, 2014, the Company completed its transition to self-management and in connection with becoming self-managed, it terminated the management agreement with the Former Manager. All of the equity interests in ARC were owned by the following former officers and/or directors of the Company: Nicholas S. Schorsch; William M. Kahane; Peter M. Budko; Edward M. Weil, Jr; and Brian S. Block while the management agreement was effective. Mr. Schorsch formerly served as the Company’s Chief Executive Officer and Executive Chairman of our Board of Directors and was the Chief Executive Officer of and owned a controlling interest in the Former Manager. Mr. Weil formerly served as director, President, Chief Operating Officer, Treasurer and Secretary of the Company and was the President, Chief Operating Officer, Treasurer and Secretary of the Former Manager. Mr. Block formerly served as the Company’s Executive Vice President, Treasurer, Secretary and Chief Financial Officer and was the Executive Vice President and Chief Financial Officer of the Former Manager. Mr. Kahane, formerly an officer of the Company and one of the Company’s directors, controls ARC with Mr. Schorsch. Mr. Budko also previously held officer positions with the Company.

The Former Manager agreed to provide certain transition services to the Company for a 60-day period following the Company’s January 8, 2014 transition to self-management related to accounting, acquisition, investor and public relations, human resources and administration, payroll, benefits, insurance and risk management, information technology, telecommunications and Internet, and office management. Pursuant to this agreement, the Company paid $10.0 million to the Former Manager on January 8, 2014. In addition, on January 8, 2014, the Company, through the Operating Partnership, entered into the Asset Purchase and Sale Agreement with the Former Manager (the “Purchase Agreement”), pursuant to which the Former Manager agreed to transfer to the Company furniture, fixtures and equipment used by the Former Manager in connection with the business of the Company. Under the Purchase Agreement, the Company paid the Former Manager $10.0 million for the furniture, fixtures and equipment and certain unreimbursed expenses. In addition, the Company paid RCS Advisory Services, LLC (“RCS Advisory”), a subsidiary of RCAP, $2.9 million in respect of the Transaction Management Services Agreement, dated December 9, 2013. Pursuant to the Transaction Management Services Agreement, RCS Advisory was required to provide the Company with the following services: transaction management support related to the Cole Merger up to the date of the Transaction Management Services Agreement and ongoing transaction management support, marketing support, due diligence coordination and event coordination up to the date of the termination of the Transaction Management Services Agreement. The Transaction Management Services Agreement expired on the consummation of the

Company’s transition to self-management on January 8, 2014. Refer to “— Provision of Investment Banking Services to the Company by RCS Capital” below for a description of the relationship between the Company and RCS Advisory and RCAP.

Management Agreements with the Former Manager and Affiliates

Prior to the termination of the amended and restated management agreement on January 8, 2014, the Company paid the Former Manager an annual base management fee equal to 0.50% per annum of average unadjusted book value of the Company’s real estate assets, calculated and payable monthly in advance, for the value of assets up to $3.0 billion and 0.40% per annum for the unadjusted book value of assets over $3.0 billion. The management fee was generally payable in cash; however, in lieu of cash, on January 21, 2014, the Former Manager agreed to settle all outstanding balances in stock, resulting in the Company issuing 388,461 shares of Common Stock to the Former Manager. The management fee was payable independent of the performance of the Company’s portfolio. Prior to the termination of the amended and restated management agreement as a result of the Company’s transition to self-management, the Company was required to pay the Former Manager a quarterly incentive fee, calculated based on 20% of the excess of annualized core earnings (as defined in the management agreement with the Former Manager) over the weighted-average number of shares multiplied by the weighted-average price per share of Common Stock. One half of each quarterly installment of the incentive fee would be payable in shares of Common Stock. The remainder of the incentive fee would be payable in cash. No incentive fees were incurred or paid for the year ended December 31, 2014.

The Company agreed to pay certain fees and make certain reimbursements during the year ended December 31, 2014 to the Former Manager and its affiliates, as applicable, for their out-of-pocket costs, including without limitation, legal fees and expenses, due diligence fees and expenses, other third party fees and expenses, costs of appraisals, travel expenses, nonrefundable option payments and deposits on properties not acquired, accounting fees and expenses, title insurance premiums and other closing costs, personnel costs and miscellaneous expenses relating to the selection, acquisition and due diligence of properties or general operation of the Company. During the year ended December 31, 2014, these expenses totaled $2.1 million.

In connection with the asset management services provided by American Realty Capital Advisors IV, LLC (“ARCT IV Advisor”) to ARCT IV , an affiliate of ARC, ARCT IV issued (subject to periodic approval by ARCT IV’s board of directors) to the ARCT IV Advisor performance-based restricted partnership units of the ARCT IV OP designated as “ARCT IV Class B Units,” which were intended to be profit interests and to vest, and no longer be subject to forfeiture, at such time as: (x) the value of the ARCT IV OP’s assets plus all distributions that equaled or exceeded the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of ARCT IV’s independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the ARCT IV Advisor was still providing advisory services to ARCT IV.

The calculation of the ARCT IV asset management fees was equal to: (i) 0.1875% of the cost of ARCT IV’s assets; divided by (ii) the value of one share of ARCT IV common stock as of the last day of such calendar quarter. When approved by the board of directors, the ARCT IV Class B Units were issued to the ARCT IV Advisor quarterly in arrears pursuant to the terms of the ARCT IV OP agreement. The performance condition related to the 498,857 ARCT IV Class B Units, which includes units issued during the year ended December 31, 2013 and for the period of January 1, 2014 through the ARCT IV Merger Date, was satisfied upon the completion of the ARCT IV Merger. These ARCT IV Class B Units immediately converted into OP Units at the 2.3961 exchange ratio and the Company recorded an expense of $13.9 million based on the fair value of the ARCT IV Class B Units at that time. No additional expense was recorded during the year ended December 31, 2014.

Provision of Investment Banking Services to the Company by RCS Capital

Mr. Schorsch was a direct and significant stockholder in 2014 of RCAP, the parent of American National Stock Transfer, LLC, Realty Capital Securities, LLC (“RCS Capital”) and RCS Advisory. Additionally, each of Messrs. Block, Budko, Kahane and Weil held direct and/or critical positions at RCAP. During the year ended December 31, 2014, the Company engaged RCS Capital to provide investment banking and strategic advisory services to the Company in connection with several mergers (including the ARCT IV Merger, the Cole Merger and the Multi-tenant Spin-off described below), large portfolio acquisitions and certain equity and debt offerings. Each engagement provided for a standard success-based fee or structuring fee that was paid or was payable at the closing of a particular transaction. Additionally, such engagements provided for the reimbursement of certain out of pocket expenses to RCS Capital in connection with the provision of services in respect of such engagements. During the year ended December 31, 2014, the Company paid a fee of $1.0 million (equal to 0.25% of the contract purchase price) to RCS Capital for strategic advisory services related to the Company’s acquisition of certain properties in the Fortress Portfolio and $0.6 million (equal to 0.25% of the contract purchase price) related to the Company’s acquisition of certain properties in the Inland Portfolio.

Acquisition of ARCT IV

On January 3, 2014, the Company acquired ARCT IV pursuant to the Agreement and Plan of Merger (the “ARCT IV Merger Agreement”), dated as of July 2, 2013, as amended on October 6, 2013 and October 11, 2013, by and among the Company, ARCT IV, Thunder Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership, American Realty Capital Operating Partnership IV, L.P. (the “ARCT IV Operating Partnership”) and the Operating Partnership. In addition, pursuant to the ARCT IV Merger Agreement, the ARCT IV Operating Partnership completed its merger with and into the Operating Partnership, with the Operating Partnership being the surviving entity (the “ARCT IV Partnership Merger”).

In connection with the consummation of the ARCT IV Merger and the ARCT IV Partnership Merger, certain entities affiliated with ARC received the following amounts from the Company or its subsidiary during the year ended December 31, 2014 (in thousands):

Recipient	Description	Amount
American Realty Capital Advisors IV, LLC	Brokerage commission	$8,400
American Realty Capital Advisors IV, LLC	Sale of certain furniture, fixtures, equipment and other assets and reimbursement of certain costs	$5,800
Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC	Retention as non-exclusive advisor and information agent, respectively, to the Company in connection with the ARCT IV Merger	$640	(1)
Realty Capital Securities, LLC	Provision of financial advisory and strategic services to the Company prior to the consummation of the ARCT IV Merger	$7,662	(1)
ARC Advisory Services, LLC and RCS Advisory Services, LLC	Provision of legal support services prior to the date of the ARCT IV Merger Agreement	$500	(1)
Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC	Retention as non-exclusive advisor and information agent, respectively, to ARCT IV in connection with the ARCT IV Merger	$750	(1)
ARC Advisory Services, LLC and RCS Advisory Services, LLC	Provision of certain transition services in connection with the ARCT IV Merger	$2,000	(1)
American Realty Capital Advisors IV, LLC	Asset management services following consummation of the ARCT IV Merger	$1,352
Realty Capital Securities, LLC	Provision of financial advisory and strategic services to ARCT IV prior to the consummation of the ARCT IV Merger	$7,662	(1)
Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC	Expense reimbursements in connection with the ARCT IV Merger	$417

(1)	Includes amounts expensed during the year ended December 31, 2013, but paid by the Company during year ended December 31, 2014.

In addition, on January 3, 2014, the Operating Partnership entered into a Contribution and Exchange Agreement (the “ARCT IV Contribution and Exchange Agreement”) with American Realty Capital Trust IV Special Limited Partner, LLC (the “ARCT IV Special Limited Partner”), ARC Real Estate and the ARCT IV Operating Partnership. In connection with ARCT IV management’s attainment of the 6% performance hurdle and the return to the ARCT IV’s stockholders of approximately $358.3 million in addition to their initial investment (determined based on the value of the merger consideration per share of ARCT IV’s common stock of: (i) $9.00 in cash; (ii) 0.5190 of a share of the Common Stock (valued at $6.70 using the Common Stock closing price of $12.91 on the trading day of the ARCT IV Merger and representing 21.9% of the total nominal consideration); and (iii) 0.5937 of a share of the Company’s 6.70% Series F Cumulative Redeemable Preferred Stock (NYSE: VER PRF) (valued at $14.84 based on the liquidation preference of $25.00 per share and representing 48.6% of the total nominal consideration), for a fixed nominal consideration, as of January 3, 2014, of $30.54), the ARCT IV Special Limited Partner was entitled to receive a subordinated distribution of net sales proceeds from the ARCT IV Operating Partnership in an amount equal to approximately $63.2 million (the “ARCT IV Subordinated Distribution Amount”). Pursuant to the ARCT IV Contribution and Exchange Agreement, (i) the ARCT IV Special Limited Partner contributed its interest (with a value equal to the ARCT IV Subordinated Distribution Amount) to the ARCT IV Operating Partnership in exchange for an amount of common units of equity ownership of the ARCT IV Operating Partnership equivalent to 6,734,148 common units of equity ownership of the Operating Partnership, or $78.2 million, which were automatically converted into such Operating Partnership common units upon consummation of the ARCT IV Partnership Merger, and (ii) ARC Real Estate, contributed $750,000 in cash to the ARCT IV Operating Partnership, effective prior to the consummation of the ARCT IV Merger and ARCT IV Partnership Merger, in exchange for an amount of common units of equity ownership of the ARCT IV Operating Partnership equivalent to 79,870 common units of equity ownership of the Operating Partnership, which were automatically converted into such OP Units upon consummation of the ARCT IV Partnership Merger. For a description of the ownership interests of the Company’s officers and directors in AR Capital, LLC, see “— Transition to Self-Management” above.

Acquisition of Cole

On February 7, 2014, the Company consummated the Cole Merger pursuant to the Agreement and Plan of Merger (the “Cole Merger Agreement”), dated as of October 22, 2013, by and among the Company, Cole and Clark Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

In connection with the consummation of the Cole Merger, each of RCAP, RCS Advisory and ANST received the following amounts from the Company during the year ended December 31, 2014 (in thousands).

Recipient	Description	Amount
Realty Capital Securities, LLC	Provision of financial advisory and strategic services to the Company prior to the consummation of the Cole Merger	$28,429	(1)
ANST	Retention as non-exclusive advisor and information agent, respectively, to the Company in connection with the Cole Merger	$750
Realty Capital Services, LLC, RCS Advisory Services, LLC and ANST	Expense reimbursements in connection with the Cole Merger	$1,050
RCS Advisory Services, LLC	Other fees and expenses	$2,900

(1)	Includes amounts expensed during the year ended December 31, 2013, but paid during the year ended December 31, 2014.

Multi-tenant Spin-off

The Company entered into an agreement with RCS, under which RCS agreed to provide strategic and financial advisory services to the Company in connection with the spin-off of the Company’s multi-tenant shopping center business. During the year ended December 31, 2014, the Company incurred $1.8 million of fees under such agreements.

Assumption of RCS Advisory Services, LLC Services Agreement

Pursuant to an Assignment and Assumption Agreement dated January 8, 2014, between ARC and RCS Advisory, an entity under common ownership with the Former Manager, ARC assigned to the Company, and the Company assumed, the rights and obligation under that certain Services Agreement (the “Services Agreement”), dated as of June 10, 2013, between ARC and RCS Advisory. Under the Services Agreement, RCS Advisory and its affiliates agreed to provide certain transaction management services to the Company (including, without limitation, offering registration, regulatory advice with respect to the SEC and FINRA, registration maintenance, transaction management, marketing support, due diligence advice and related meetings, events training and education and conference management) and other services, employees and other resources. Such services were charged hourly. During the year ended December 31, 2014, pursuant to the Services Agreement, the Company incurred $2.2 million of costs related to the Company’s ATM equity program and Common Stock offering.

Audrain Building and Other Offices

The Company incurred fees and expenses payable to ARC Real Estate Partners, LLC (“ARC Real Estate”), an affiliate of the Former Manager, or payable to a third party on behalf of ARC Real Estate for amenities related to Audrain (defined below) and certain other offices totaling $11.0 million for the year ended December 31, 2014, of which $8.7 million related to Audrain, as defined below. In addition, on October 4, 2013, the Company entered into a lease agreement with a subsidiary of ARC Real Estate, an affiliate of the Former Manager, to lease space in a building in Newport, Rhode Island (“Audrain”) for a term of 15 years with annual base rent of $0.4 million requiring monthly payments beginning on that date. As there were tenants occupying the building when it was purchased, these tenants subleased their premises from the Company until their leases terminated. During the year ended December 31, 2014, the Company incurred and paid $0.3 million for base rent, which was partially offset by $17,000 of rental revenue received from the subtenants during the year ended December 31, 2014.

As a result of findings of the Audit Committee Investigation, the Company terminated this lease agreement and was reimbursed for the tenant improvement and furniture costs incurred by the Company totaling $8.5 million, during the year ended December 31, 2014. Reimbursement was made by delivery and retirement of 916,423 OP Units held by an affiliate of the Former Manager. The Company never moved into or occupied the building.

In addition, the Company paid an affiliate of the Former Manager $0.6 million for rent and $1.1 million for leasehold improvements and furniture and fixtures related to the New York (405 Park) office, $0.5 million for leasehold improvements and furniture and fixtures related to the Phoenix office, and an aggregate of $0.1 million for rent related to the Pennsylvania and North Carolina offices. The Company has since vacated the New York (405 Park), Pennsylvania and North Carolina offices.

Equity Awards

The Company entered into a 2013 Advisor Multi-Year Outperformance Agreement (the “Advisor OPP”) with the Operating Partnership and the Former Manager on February 28, 2013. Under the Advisor OPP, the Former Manager was granted 8,241,101 LTIP units which, pursuant to the terms of the Advisor OPP, were to be earned or forfeited based on the level of achievement of the performance metrics under the Advisor OPP. The performance period under the Advisor OPP commenced on December 11, 2012 and was scheduled to end on December 31, 2015, with interim measurement periods ending on December 31, 2013 and 2014. Any LTIP units were to be earned under the Advisor OPP and 1/3 of such earned LTIPs were to vest on each of December 31, 2015, 2016 and 2017, and the Former Manager would have been entitled to convert an earned LTIP unit into an OP Unit within 30 days following each vesting date. In addition, the Advisor OPP provided for accelerated earning and vesting of LTIP units if the Former Manager was terminated or if the Company experienced a change in control. The Former Manager was entitled to receive a tax gross-up in the event that any amounts paid to it under the Advisor OPP constituted “parachute payments” as defined in Section 280G of the Code.

Effective January 8, 2014, in connection with the Company’s successful transition to self-management, the 8,241,101 LTIP Units issued under the Advisor OPP were deemed vested. The LTIP Units were converted into OP Units by the Former Manager and distributed to the members of ARC ratably on such date.

The Former Manager is directly wholly owned by ARC. For a description of the ownership interests of the Company’s officers and directors in ARC, see “— Transition to Self-Management” above.

In addition, during the year ended December 31, 2014, the Company granted 796,075 restricted stock awards to employees of affiliates of the Former Manager as compensation for certain services and 87,702 restricted stock awards to two directors who are affiliates of the Former Manager. The grant date fair value of the awards was $12.5 million.

Tax Protection Agreement

The Company is party to a tax protection agreement with ARC Real Estate, an affiliate of ARC, which contributed its 100% indirect ownership interests in 63 of the Company’s properties to the Operating Partnership in the formation transactions related to the Company’s IPO. Pursuant to the tax protection agreement, the Company has agreed to indemnify ARC Real Estate for its tax liabilities (plus an additional amount equal to the taxes incurred as a result of such indemnity payment) attributable to its built-in gain, as of the closing of the formation transactions, with respect to its interests in the contributed properties (other than two vacant properties contributed), if the Company sells, conveys, transfers or otherwise disposes of all or any portion of these interests in a taxable transaction on or prior to September 6, 2021. The sole and exclusive rights and remedies of ARC Real Estate under the tax protection agreement will be a claim against the Operating Partnership for its tax liabilities as calculated in the tax protection agreement, and ARC Real Estate shall not be entitled to pursue a claim for specific performance or bring a claim against any person that acquires a protected party from the Operating Partnership in violation of the tax protection agreement. ARC Real Estate is owned and controlled in the same manner as ARC. For a description of the ownership interests of the Company’s officers and directors in ARC, see “— Transition to Self-Management” above.

Unconsummated Sale of Cole Capital to RCAP

On September 30, 2014, the Company entered into an equity purchase agreement, pursuant to which RCAP would acquire Cole Capital for at least $700.0 million. As part of the transaction, the Company would be entitled to an earn-out of up to an additional $130.0 million based upon Cole Capital’s 2015 earnings before income taxes, depreciation and amortization. On November 3, 2014, the Company received notice from RCAP purporting to terminate the agreement. On December 4, 2014, the Company issued a press release announcing that it had entered into a settlement agreement with RCAP that resolved their dispute relating to the agreement.

The settlement included: $42.7 million in cash paid by RCAP to the Company; a $15.3 million unsecured note issued by RCAP to the Company; and a release of the Company from its obligation to pay $2.0 million to RCAP for services performed in relation to a 2014 Common Stock offering. The $42.7 million in cash included a $10.0 million payment already delivered to the Company by RCAP in connection with the Agreement. In addition, the Company and RCAP have agreed to terminate, unwind or otherwise discontinue all agreements, arrangements and understandings between the two parties and any of their respective subsidiaries.

RELATED PARTY TRANSACTIONS WITH THE MANAGED REITS IN THE ORDINARY COURSE OF COLE CAPITAL’S BUSINESS

As part of the Company’s operation of its Cole Capital segment, it is contractually responsible for managing the affairs of Cole Credit Property Trust IV, Inc. (“CCPT IV”), Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”), Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) and Cole Credit Property Trust V, Inc. (“CCPT V,” and collectively with CCPT IV, INAV and CCIT II, the “Managed REITs”) on a day-to-day basis, identifying and making acquisitions and investments on the Managed REITs’ behalf, and recommending to the respective board of directors of each of the Managed REITs an approach for providing investors with liquidity. Cole Capital receives compensation and reimbursement for services relating to these activities. Certain of our executive officers also serve as directors and/or executive officers of the Managed REITs. Additionally, information contained herein in respect to the Managed REITs is presented through June 30, 2015; however, these arrangements are ongoing. The Company also provided these services to Cole Credit Property Trust, Inc. (“CCPT”) and Cole Corporate Income Trust, Inc. (“CCIT”) until these funds completed liquidation events, on May 19, 2014 and January 29, 2015, respectively.

Advisory Agreements

The Company, through directly or indirectly controlled affiliate entities, was a party to independent advisory agreements with the Managed REITs during the six months ended June 30, 2015 and the year ended December 31, 2014, and with CCPT and CCIT until the date of their respective liquidation events, whereby it earns acquisition fees related to the acquisition, development or construction of properties on behalf of the respective Managed REITs. In addition, the Company is reimbursed for acquisition expenses incurred in the process of acquiring properties up to certain limits provided in each Managed REIT’s respective advisory agreement. The Company is not reimbursed for personnel costs in connection with services for which it receives acquisition fees or real estate commissions. In addition, the Company may earn disposition fees related to the sale of one or more properties, including those held indirectly through joint ventures, on behalf of a Managed REIT.

The Company earns advisory and asset and property management fees from the Managed REITs and other affiliates. In addition, the Company may be reimbursed for expenses incurred in providing advisory and asset and property management services, subject to certain limitations. In connection with services provided by the Company related to the origination or refinancing of any debt financing obtained by the Managed REITs that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company is reimbursed for financing expenses incurred, subject to certain limitations.

The Company recorded fees and expense reimbursements as shown in the tables below for services provided primarily to the Managed REITs (as described above) for the six months ended June 30, 2015 and during the period from February 7, 2014 (the “Cole Acquisition Date”) to December 31, 2014 (in thousands).

	For the Six Months Ended June 30, 2015
	CCPT IV	CCPT V	CCIT	CCIT II	INAV	Other(1)
Operations:
Acquisition and disposition fee revenue	$7,307	$1,363	$4,350	$10	$—	$3,075
Acquisition expense reimbursements	522	408	15	143	103	—
Asset management fee revenue	—	—	—	—	—	414
Property management and leasing fee revenue	—	—	—	—	—	378
Operating expense reimbursement revenue	3,648	798	325	850	—	—
Advisory and performance fee revenue	15,148	1,577	1,557	2,406	993	—

	Period from the Cole Acquisition Date to December 31, 2014
	CCPT IV	CCPT V	CCIT	CCIT II	INAV	Other(1)
Operations:
Acquisition and disposition fee revenue	$35,253	$7,705	$4,943	$12,525	$—	$246
Acquisition expense reimbursements	1,548	1,957	196	137	448	—
Asset management fee revenue	—	—	—	—	—	900
Property management and leasing fee revenue	—	—	—	—	—	877
Operating expense reimbursement revenue	5,026	586	2,735	461	—	—
Advisory and performance fee revenue	19,915	629	16,933	1,493	1,936	—

(1)	Includes fees earned from CCPT and tenant-in-common and Delaware Statutory Trust real estate programs sponsored by Cole Capital.

Dealer Manager Agreements

Cole Capital Corporation, an indirectly-controlled affiliate of the Company, generally receives or received a selling commission of up to 7.0% of gross offering proceeds related to the sale of shares of CCPT IV, CCIT II and CCPT V common stock in their primary offerings, before reallowance of commissions earned by participating broker-dealers. The Company has and intends to continue to reallow 100% of selling commissions earned to participating broker-dealers. In addition, the Company generally receives or received 2.0% of gross offering proceeds in the primary offerings, before reallowance to participating broker-dealers, as a dealer manager fee in connection with the sale of CCPT IV, CCIT II and CCPT V shares of common stock. The Company, in its sole discretion, may reallow all or a portion of its dealer manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on factors such as the volume of shares sold by such participating broker-dealers and the amount of marketing support provided by such participating broker-dealers. No selling commissions or dealer manager fees are paid to the Company or other broker-dealers with respect to shares sold under the respective Managed REIT’s distribution reinvestment plan, under which the stockholders may elect to have distributions reinvested in additional shares. CCPT IV closed its offering in February 2014.

In connection with the sale of INAV shares of common stock, the Company receives an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (i) 1/365th of 0.55% of the net asset value (“NAV”) for Wrap Class shares of common stock (“W Shares”) for such day, (ii) 1/365th of 0.55% of the NAV for Advisor Class shares of common stock (“A Shares”) for such day and (iii) 1/365th of 0.25% of the NAV for Institutional Class shares of common stock (“I Shares”) for such day. The Company, in its sole discretion, may reallow a portion of its dealer manager fee received on W Shares, A Shares and I Shares to participating broker-dealers. In addition, the Company receives a selling commission on A Shares sold in the primary offering of up to 3.75% of the offering price per share for A Shares. The Company has and intends to continue to reallow 100% of selling commissions earned to participating broker-dealers. The Company also receives an asset-based distribution fee for A Shares that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.50% of the NAV for A Shares for such day. The Company, in its sole discretion, may reallow a portion of the distribution fee to participating broker-dealers. No selling commissions are paid to the Company or other broker-dealers with respect to W Shares or I Shares or on shares of any class of INAV common stock sold pursuant to INAV’s distribution reinvestment plan, under which the stockholders may elect to have distributions reinvested in additional shares, and no distribution fees are paid to the Company or other broker-dealers with respect to W Shares or I Shares.

All other organization and offering expenses associated with the sale of the Managed REITs’ common stock (excluding selling commissions, if applicable, and the dealer manager fee) are paid for in advance by the Company and subject to reimbursement by the Managed REITs, up to certain limits per the respective advisory agreement. Expenses paid on behalf of the Managed REITs in excess of these limits that are expected to be collected are recorded as program development costs. As of June 30, 2015 and December 31, 2014, the Company

had recorded organization and offering costs of $19.0 million and $12.9 million, respectively, which were net of reserves of $18.1 million and $13.1 million, respectively. Such amounts had been paid on behalf of the Managed REITs in excess of the applicable limits and are expected to be reimbursed by the Managed REITs as they raise additional proceeds from the respective offerings, subject to certain limitations.

The tables below shows the commissions, fees and expense reimbursements recorded by the Company and the related commissions and distribution fees reallowed to participating broker-dealers for services provided to the Managed REITs for the six months ended June 30, 2015 and during the period from the Cole Acquisition Date to December 31, 2014 (in thousands).

	For the Six Months Ended June 30, 2015
	CCPT V	CCIT II	INAV	Total
Offering:
Selling commission revenue	$1,214	$3,761	$43	$5,018
Selling commissions reallowance expense	(1,214)	(3,761)	(43)	(5,018)
Dealer manager and distribution fee revenue	374	1,118	392	1,884
Dealer manager fees reallowance expense	(145)	(487)	(91)	(723)
Other expense reimbursement revenue	421	1,195	115	1,731

	Period from the Cole Acquisition Date to December 31, 2014
	CCPT IV	CCPT V	CCIT	CCIT II	INAV	Total
Offering:
Selling commission revenue	$29,113	$11,534	$(4)	$15,817	$562	$57,022
Selling commissions reallowance expense	(29,113)	(11,534)	4	(15,817)	(562)	(57,022)
Dealer manager and distribution fee revenue	8,771	3,403	(1)	4,806	555	17,534
Dealer manager fees reallowance expense	(4,971)	(1,794)	1	(2,357)	(49)	(9,170)
Other expense reimbursement revenue	3,748	3,475	—	4,844	486	12,553

Due from Affiliates

In January 2014, the Company, through a subsidiary, entered into a $10.0 million subordinated revolving line of credit with CCIT II (the “CCIT II Loan”). The maximum principal amount of the CCIT II Loan was subsequently increased to $60.0 million in June 2014. The CCIT II Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity. On November 11, 2014, the Company, through a subsidiary, entered into a second modification agreement to the CCIT II Loan, in order to extend the maturity date to January 13, 2016. In the event the CCIT II Loan is not paid off on the maturity date, the loan includes default provisions. As of each of June 30, 2015 and December 31, 2014, the amount outstanding under the CCIT II Loan was $30.0 million. For the six months ended June 30, 2015 and for the year ended December 31, 2014, we earned $0.4 million and $0.3 million, respectively, in interest income under the CCIT II Loan.

In March 2014, the Company, through a subsidiary, entered into a $10.0 million subordinated revolving line of credit with CCPT V (the “CCPT V Loan”). On September 24, 2014, we entered into a modification agreement in order to increase the maximum principal amount of the subordinated revolving line of credit to $60.0 million. On November 11, 2014, we entered into a second modification agreement to the CCPT V Loan, in order to extend the maturity date to March 17, 2016. The CCPT V Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity. In the event the CCPT V Loan is not paid off on the maturity date, the loan includes default provisions. As of each of June 30, 2015 and December 31, 2014, the amount outstanding under the CCPT V Loan was $20.0 million. For the six months ended June 30, 2015 and the year ended December 31, 2014, we earned $0.2 million and $0.1 million, respectively, in interest income under the CCPT V Loan.

In December 2014, the Company, through a subsidiary, entered into a $20.0 million unsecured revolving line of credit with INAV (“INAV Loan”). The INAV Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.45% with accrued interest payable monthly in arrears and principal due upon maturity on December 15, 2015. In the event the INAV Loan is not paid off on the maturity date, the loan includes default provisions. As of each of June 30, 2015 and December 31, 2014, no amounts were outstanding under the INAV Loan. For the six months ended June 30, 2015, we recorded $0.1 million of interest income from the INAV Loan. No interest income was recorded from the INAV Loan for the year ended December 31, 2014.

CERTAIN CONFLICT RESOLUTION PROCEDURES

Adoption of New Related Party Transactions Policy

As described above, the Board has determined to assign the responsibility for reviewing, and, if appropriate, approving related person transactions to its Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Thomas A. Andruskevich (Chairman), Bruce D. Frank, Hugh R. Frater, Julie G. Richardson, William G. Stanley and Mark S. Ordan.

Limitations on Personal Investments

Our Board of Directors has adopted a policy with respect to any proposed investments by our directors or officers, which we refer to as the “covered persons,” in our target properties. This policy provides that any proposed investment by a covered person for his or her own account in any of our target properties will be permitted if the capital required for the investment does not exceed the lesser of (i) $5 million or (ii) 1% of our total stockholders’ equity as of the most recent month end (the “personal investment limit”). To the extent that a proposed investment exceeds the personal investment limit, our Board of Directors will only permit the covered person to make the investment (i) upon the approval of the disinterested directors, or (ii) if the proposed investment otherwise complies with the terms of any other related party transaction policy our Board of Directors may adopt in the future.

Operating Partnership

We have adopted policies that are designed to eliminate or minimize certain potential conflicts of interest, and the limited partners of the Operating Partnership have agreed that in the event of a conflict between the duties owed by our directors to the Company and the Company’s duties, in its capacity as the general partner of the Operating Partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners.

Real Estate Allocation Policy with the Managed REITs

In connection with the acquisition of Cole, we acquired certain advisory agreements with the Managed REITs. The Managed REITs’ investment strategies focus on the acquisition of net lease real estate, overlapping with our investment strategy in certain circumstances. Thus, we intend to allocate investment opportunities in light of the following criteria:

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the potential acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each entity and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If we determine that an investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or retail) will first be offered such investment opportunity.

VEREIT retains a right of first refusal in relation to CCIT II and CCPT V with respect to all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100.0 million, the majority of whose aggregate asset value is composed of single-tenant real estate and real estate-related assets.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2015 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

ATTENDANCE AT THE 2015 ANNUAL MEETING

All stockholders of record of shares of Common Stock at the close of business on the record date, or their designated proxies, are authorized to attend the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

STOCKHOLDER PROPOSALS IN THE PROXY STATEMENT

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2016 annual stockholders’ meeting, the proposal must be received at our principal executive offices no later than 5:00 p.m., Eastern Time, on the date which is 120 days prior to the anniversary of the date of this Proxy Statement (or April 21, 2016). However, you should be aware that, because we expect that the date of our 2016 annual stockholders’ meeting will be advanced by more than 30 days from the anniversary of the date of the Annual Meeting, we expect that the 5:00 P.M. Eastern Time deadline on April 21, 2016 will be revised. Accordingly, we will notify stockholders as to a reasonable date before we begin mailing our proxy statement by which proposals must be received for our 2016 annual stockholders’ meeting once we establish the date for such meeting. Any stockholder proposal not received by the applicable time communicated to stockholders will be considered untimely.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS TO BE PRESENTED AT THE 2016 ANNUAL MEETING

For any proposal that is not submitted for inclusion in our proxy material for the 2016 annual stockholders’ meeting but is instead sought to be presented directly at that meeting, the Bylaws permit such a presentation if (1) our secretary receives written notice of the proposal at our principal executive offices during the period spanning from 150 to 120 days before the anniversary date of the mailing of the notice for the previous year’s annual meeting (or from March 22, 2016 to April 21, 2016), and (2) it meets the requirements of the Bylaws and the SEC for submittal. However, as noted above, you should be aware that we expect that the date of the 2016 annual stockholders’ meeting will be advanced by more than 30 days from the anniversary of the date of the Annual Meeting and, accordingly, the timeframe for delivery of notice by stockholders identified previously, which would be applicable based on the date of this Proxy Statement, will be revised. Once the 2016 annual meeting date is established, the appropriate timeframe for delivery of proposals for presentation at the meeting will begin 150 days prior to the date of the 2016 annual stockholders’ meeting and end 120 days prior to the date of such meeting or, in the alternative, end on the 10th day following the day on which public announcement of the date of such meeting is first made.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: VEREIT, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Lauren Goldberg (Telephone: (877) 405-2653).

By Order of the Board of Directors,

Lauren Goldberg

Executive Vice President, General Counsel and Secretary

VEREIT, INC. F/K/A ARCP 2325 EAST CAMELBACK ROAD SUITE 1100 PHOENIX, AZ 85016

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95781-P69053	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VEREIT, INC.
The Board of Directors recommends you vote FOR the following nominees:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Glenn J. Rufrano 1b. Hugh R. Frater 1c. Bruce D. Frank 1d. David B. Henry 1e. Mark S. Ordan 1f. Eugene A. Pinover 1g. Julie G. Richardson	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐			For	Against	Abstain
					3.	To adopt a non-binding advisory resolution approving the compensation for our named executive officers as described in the Company’s definitive proxy statement.	☐	☐	☐
NOTE: Other business may come before the Annual Meeting and any other adjournment thereof.

The Board of Directors recommends you vote FOR the following proposals 2 and 3:
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

M95782-P69053

VEREIT, INC.

Annual Meeting of Stockholders

September 29, 2015, 9:00 AM E.D.T.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lauren Goldberg and Joshua E. Levit, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of VEREIT, Inc. (the “Company”), to be held at Le Parker Meridien, located at 119 W. 56th St, New York, NY 10019, at 9:00 a.m. E.D.T. on Tuesday, September 29, 2015, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Continued and to be signed on reverse side